UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant      ☒
Filed by a Party other than the Registrant      ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
PROGYNY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/f2897z9j on May 21, 2026

To the Stockholders of Progyny, Inc.:
On behalf of our board of directors, you are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at https://edge.media-server.com/mmc/p/f2897z9j, originating from New York, New York on Thursday, May 21, 2026 at 3:00 p.m., Eastern Time. Similar to last year, we have decided to hold a virtual Annual Meeting this year. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes prior to the start of the Annual Meeting on May 21, 2026 to ensure you are logged in when the Annual Meeting begins.
The Annual Meeting will be held for the following purposes:
1.To elect three Class I directors, Lloyd Dean, Kevin Gordon, and Cheryl Scott, each to hold office until our annual meeting of stockholders in 2029;
2.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.To approve the amendment to the Company’s Certificate of Incorporation to eliminate certain supermajority voting requirements;
5.To approve the amendment to the Company’s Certificate of Incorporation to eliminate the default supermajority voting requirement concerning certain business combinations; and
6.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
The record date for the Annual Meeting is Friday, March 27, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Allison Swartz
Executive Vice President, General Counsel and Secretary

New York, New York
April 10, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON THURSDAY, MAY 21, 2026 AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.edocumentview.com/PGNY

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares by proxy in advance of the Annual Meeting via the internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card. Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from such entity and will need to obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING	2
PROPOSAL 1 ELECTION OF DIRECTORS	6
INFORMATION ABOUT DIRECTOR NOMINEES AND CURRENT DIRECTORS	7
INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
PROPOSAL 2 RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	17
PROPOSAL 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	18
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	20
DIRECTOR COMPENSATION	49
PROPOSAL 4 APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS	52
PROPOSAL 5 APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE DEFAULT SUPERMAJORITY VOTING REQUIREMENT CONCERNING CERTAIN BUSINESS COMBINATIONS	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54
DELINQUENT SECTION 16(A) REPORTS	55
TRANSACTIONS WITH RELATED PERSONS	56
HOUSEHOLDING OF PROXY MATERIALS	57
OTHER MATTERS	58
APPENDIX A	61
APPENDIX B	62

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PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/f2897z9j on May 21, 2026 at 3:00 p.m., Eastern Time
Our board of directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation, to be held virtually, via live webcast at https://edge.media-server.com/mmc/p/f2897z9j, originating from New York, New York on Thursday, May 21, 2026 at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof. Similar to last year, we have decided to hold a virtual Annual Meeting this year. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 10, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on Friday, March 27, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 78,328,997 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address listed above. The stockholder list will also be available during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions on the first page of this proxy statement.
In this proxy statement, we refer to Progyny, Inc. as “Progyny,” “the Company,” “we,” or “us” and the board of directors of Progyny as “the board” or “board of directors.” The Annual Report, which contains financial statements as of December 31, 2025 and 2024 and for the three years ended December 31, 2025, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel or by emailing investors@progyny.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON THURSDAY, MAY 21, 2026 AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement, and our Annual Report are available at
www.edocumentview.com/PGNY

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on May 21, 2026, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed copy can be found in the Notice.
We intend to mail the Notice on or about April 10, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend, participate in, and ask questions during the virtual Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You may attend the virtual Annual Meeting live online at https://edge.media-server.com/mmc/p/f2897z9j. The meeting will start at 3:00 p.m., Eastern Time, on Thursday, May 21, 2026. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We recommend that you log in a few minutes before 3:00 p.m., Eastern Time, to ensure you are logged in when the Annual Meeting begins. The webcast will open fifteen minutes before the start of the Annual Meeting.
If you would like to submit a question, you may do so before or during the Annual Meeting by emailing investors@progyny.com. Questions may be ruled out of order if they are, among other things, irrelevant to our business, related to material nonpublic information of the Company or pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests.
No audio or video recordings of the Annual Meeting are permitted.
Why is this Annual Meeting being held as a virtual only meeting?
We are excited to provide expanded access and improved communication. We believe that hosting a virtual meeting will increase stockholder attendance and participation because stockholders can participate from any location around the world, while saving the Company and investors time and money. Stockholders can submit questions both ahead of and during the Annual Meeting by emailing investors@progyny.com. A virtual meeting also enables us to provide non-stockholders the opportunity to attend the meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 78,328,997 shares of common stock outstanding and entitled to vote.
Stockholder of record: shares registered in your name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, either electronically via the internet, by telephone, or by completing and returning a printed proxy card. Even if you vote in advance of the Annual Meeting, you can still attend the Annual Meeting and change your vote during the Annual Meeting.
Beneficial owner: shares registered in the name of a broker, bank, or other agent
If on the Record Date, your shares were not held in your name but in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by that entity. The entity holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from the entity holding your account and after obtaining a valid proxy from such entity.
What am I voting on?
There are five proposals scheduled for a vote:
•Proposal 1: Election of each of Lloyd Dean, Kevin Gordon, and Cheryl Scott as Class I directors, each to hold office until our annual meeting of stockholders in 2029.
•Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

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•Proposal 4: Approval of the amendment to the Company’s Certificate of Incorporation to eliminate certain supermajority voting requirements.
•Proposal 5: Approval of the amendment to the Company’s Certificate of Incorporation to eliminate the default supermajority voting requirement concerning certain business combinations.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Stockholder of record: shares registered in your name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy via the internet, by telephone, or by using a proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, go to www.investorvote.com/PGNY, starting at 3:00 p.m., Eastern Time, on Thursday, May 21, 2026. You will be asked to provide the control number from the Notice or the printed proxy card.
•To vote online in advance of the Annual Meeting, go to www.investorvote.com/PGNY. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time, on Wednesday, May 20, 2026 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-652-VOTE (8683), which is the number in the Notice or the printed proxy card that may be delivered to you, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on Wednesday, May 20, 2026 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial owner: shares registered in the name of a broker, bank, or other agent. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that entity rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the proposals to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote (i) by proxy in advance of the Annual Meeting via the internet, by telephone, or by using a printed proxy card or (ii) during the Annual Meeting by submitting a ballot online.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notices to ensure that all of your shares are voted.
Can I revoke my vote after submitting my proxy?
Stockholder of record: shares registered in your name. If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy by using any of the following methods:
•Mail another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or via the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel or via email at investors@progyny.com.
•Attend the virtual Annual Meeting and vote online. You must vote; simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy, voting instructions, or vote in advance of the Annual Meeting by telephone or via the internet so that your vote will be counted if you decide later not to attend the Annual Meeting.

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Your most current vote, received by proxy card, telephone, or internet proxy, will be the one that is counted.
Beneficial owner: shares registered in the name of a broker, bank, or other agent. If you are a beneficial owner and your shares are held in “street name” by your broker, bank, or other agent and you would like to revoke your proxy, you should follow the instructions provided by your broker, bank, or other agent.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote via the internet, by telephone, by completing the proxy card that was delivered to you, or online during the Annual Meeting, your shares will not be voted.
If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director; “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; “FOR” the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers; “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to eliminate certain supermajority voting requirements; and “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to eliminate the default supermajority voting requirement concerning certain business combinations. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named in your proxy card) will vote your shares using their best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank, or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker, bank, or other agent will be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. The only routine matter on the agenda for the Annual Meeting is the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2). Brokers, banks, and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. Accordingly, your broker, bank, or other agent may vote your shares on Proposal 2 even if you do not provide them with voting instructions. However, your broker, bank, or other agent may not vote your shares on Proposal 1, Proposal 3, Proposal 4, or Proposal 5 without your instructions. For Proposal 1, Proposal 3, Proposal 4, and Proposal 5, if you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, it will result in a “broker non-vote.”
What are “broker non-votes?”
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares on how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in line with your preferences, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from that entity.
How many votes are needed to approve each proposal?
•Proposal 1: Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. “WITHHOLD” votes will have no effect on the proposal. Broker non-votes have no effect, and brokers are not entitled to vote on this proposal without instruction.
•Proposal 2: To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 must receive the affirmative vote “FOR” from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as an “AGAINST” vote. Brokers have discretion to vote on Proposal 2, and therefore no broker non-votes are expected on this matter.
•Proposal 3: To be approved, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers must receive the affirmative vote “FOR” from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as an “AGAINST” vote. Broker non-votes have no effect, and brokers are not entitled to vote on the proposal without instruction.

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•Proposal 4: To be approved, the approval of the amendment to the Company’s Certificate of Incorporation to eliminate certain supermajority voting requirements must receive the affirmative vote “FOR” from the holders of at least two-thirds of the voting power of all the then-outstanding shares of common stock entitled to vote on the matter. Abstentions and broker non-votes will count as votes “AGAINST” the matter.
•Proposal 5: To be approved, the approval of the amendment to the Company’s Certificate of Incorporation to eliminate the default supermajority voting requirement concerning certain business combinations must receive the affirmative vote “FOR” from a majority of the then-outstanding shares of common stock entitled to vote on the matter. Abstentions and broker non-votes will count as votes “AGAINST” the matter.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 78,328,997 shares outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 1359 Broadway, 2nd Floor, New York, NY 10018, by contacting our General Counsel via email at investors@progyny.com.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
When are stockholder proposals and nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must satisfy the conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be submitted in writing by December 11, 2026 to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel.
Pursuant to our Bylaws, if you wish to submit a proposal or a director nomination at the 2027 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on February 20, 2027 nor earlier than the close of business on January 21, 2027. However, if our 2027 annual meeting is not held between April 21, 2027 and June 20, 2027, to be timely, notice by a stockholder must be received (i) not earlier than the close of business on the 120th day prior to the 2027 annual meeting and (ii) not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

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PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors currently consists of ten members and is divided into three classes as follows:
•Class I directors: Lloyd Dean, Kevin Gordon, and Cheryl Scott, whose terms will expire at this Annual Meeting;
•Class II directors: Peter Anevski, Roger Holstein, Jeff Park, and David Schlanger, whose terms will expire at the 2027 annual meeting of stockholders; and
•Class III directors: Elizabeth Bierbower, Debra Morris, and Norman Payson, M.D., whose terms will expire at the 2028 annual meeting of stockholders.
Each class consists of, as nearly as possible, one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following their election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Progyny.
Mr. Dean, Mr. Gordon, and Ms. Scott are current members of our board of directors and have been nominated for election to serve as Class I directors. Each of these nominees was recommended to our board of directors by our nominating and corporate governance committee. Each nominee has agreed to stand for reelection at the Annual Meeting, and our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees will serve until the 2029 annual meeting of stockholders and until their successor has been duly elected, or if sooner, until such director’s death, resignation, or removal.
Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct our business. To that end, the nominating and corporate governance committee has identified and evaluated director nominees in the broader context of the board’s overall composition, with the goal of recruiting members who will complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the committee views as critical to the effective functioning of the board. To achieve a mix of experience and perspective on the board, the nominating and corporate governance committee also considers director skills, prior board involvement, and expertise, among other factors. The biographies below include information, as of the date of this proxy statement, about the specific and particular experience, qualifications, attributes, or skills of each director or director nominee that led the nominating and corporate governance committee to conclude that such director or director nominee should serve on the board.

Our Board of Directors Unanimously Recommends a Vote FOR Each Class I Director Nominee Named Above.

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INFORMATION ABOUT DIRECTOR NOMINEES AND CURRENT DIRECTORS
The following table sets forth the ages and position held with the Company as of the date of this proxy statement for the Class I director nominees and our other directors who will continue in office after the Annual Meeting.

Name	Age	Principal Position
Class I directors nominees for election at this Annual Meeting
Lloyd Dean	75	Director
Kevin Gordon	63	Director
Cheryl Scott	76	Director
Class II directors continuing in office until the 2027 annual meeting of stockholders
Peter Anevski	58	Chief Executive Officer and Director
Roger Holstein	73	Director
Jeff Park	54	Lead Independent Director
David Schlanger	66	Executive Chairman
Class III directors continuing in office until the 2028 annual meeting of stockholders
Norman Payson, M.D.	77	Director
Debra Morris	67	Director
Elizabeth Bierbower	67	Director
Set forth below is biographical information for the Class I director nominees and each director whose term of office will continue after the Annual Meeting. This includes information about each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Nominees for Election at the Annual Meeting
Lloyd Dean has served as a member of our board of directors since August 2022. Mr. Dean has served as the Chief Executive Emeritus and the Founding Executive of CommonSpirit Health since August 2022, where he previously served as the Chief Executive Officer from February 2019 to July 2022. Prior to that, he worked at Dignity Health (f/k/a Catholic Healthcare West) from 2000 to 2019, where he most recently served as Chief Executive Officer and President. Mr. Dean worked at Advocate Health Care as Chief Operating Officer from 1997 to 2000 and as Executive Vice President from 1995 to 1997. He has also held executive positions at EHS Healthcare and Consumer Health Services. Mr. Dean has served on the board of directors of McDonald’s Corporation, a public company, since August 2015, and Surgery Partners, Inc., a public company, since February 2026. In addition, Mr. Dean currently serves on the board of directors of Guidehouse. Mr. Dean previously served on the board of directors of Wells Fargo & Company from 2005 to 2018 and Golden Arrow Merger Corp until January 2026. Mr. Dean holds a Bachelor of Science in Sociology and a Master’s in Education from Western Michigan University, an honorary Doctorate of Humane Letters from the University of San Francisco, and an honorary Doctor of Science degree from Morehouse School of Medicine, California State University, and California Polytechnic State University. CommonSpirit Health has also established the Lloyd H. Dean Institute for Humankindness and Health Justice. We believe that Mr. Dean is qualified to serve on our board of directors because of his extensive knowledge and experience in healthcare.

Kevin Gordon has served as a member of our board of directors since October 2019. Mr. Gordon has also served on the board of directors of privately held Worldwide Clinical Trials, a global contract research organization, since December 2023 and as a Kohlberg Operating Advisor thereto since July 2024. He served as an advisor to 3i Group’s North American healthcare portfolio companies from January 2022 to July 2024, including as a director of privately held Sanisure LLC and Cirtec Medical Corp., and currently serves as a director of Q Holdco Limited. Mr. Gordon served on the board of directors of Veracyte, Inc., a genomic diagnostics company, from December 2016 to June 2022. From January 2018 to March 2019, he was the President and Chief Financial Officer of Liquidia Technologies Inc., a clinical biopharmaceutical company. Mr. Gordon served as Executive Vice President and Chief Operating Officer of Quintiles Transnational Holdings Inc., or Quintiles, a research, clinical trial, and pharmaceutical consulting company, from October 2015 until its merger with IMS Health Holdings, Inc. (forming IQVIA Holdings, Inc.) in October 2016. Prior to that, he was the Executive Vice President and Chief Financial Officer of Quintiles from July 2010 to December 2015. Mr. Gordon served as Executive Vice President and Chief Financial Officer of Teleflex Incorporated, a medical device company, from March 2007 to January 2010, and he held various senior corporate development positions there from 1997 to 2007. Prior to that, Mr. Gordon held various positions at Package Machinery Company and KPMG LLP. Mr. Gordon holds a B.S. in Accounting from the University of Connecticut. We believe that Mr. Gordon is qualified to serve on our board of directors because of his extensive accounting experience and leadership experience at healthcare companies.

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Cheryl Scott has served as a member of our board of directors since October 2019. Since July 2016, Ms. Scott has served as the Main Principal of the McClintock Scott Group. From June 2006 to July 2016, Ms. Scott served as Senior Advisor to the Bill & Melinda Gates Foundation. Previously, she served as President and Chief Executive Officer of the Seattle-based Group Health Cooperative for eight years. She currently serves on a variety of private company and not-for-profit boards. Ms. Scott was a member of the board of directors of Recreational Equipment, Incorporated (REI) from 2005 to 2017 and served as the board chairperson from 2015 to 2017. In addition, Ms. Scott served as a member of the board of directors of Evolent Health, Inc., a public company, from November 2015 to December 2025. Ms. Scott received her B.A. in Journalism and M.H.A. from the University of Washington and is currently a Clinical Professor of Health Services at the University of Washington. We believe that Ms. Scott is qualified to serve on our board of directors because of her extensive career and experience in healthcare, leadership, and corporate governance, including her tenure as the Chief Executive Officer of Group Health Cooperative.
Directors Continuing in Office until the 2027 Annual Meeting of Stockholders

Peter Anevski has served as our Chief Executive Officer and a member of our board of directors since January 2022. He previously served as our Chief Operating Officer from January 2017 to December 2021, our President from June 2019 to December 2021, and our Chief Financial Officer from January 2017 to September 2020. Mr. Anevski has extensive experience managing financial functions for public companies. From May 2013 to September 2016, he served as the Executive Vice President and Chief Financial Officer of WebMD. Prior to that, Mr. Anevski served in senior finance and operations roles at WebMD and its predecessor companies for 14 years, including as Senior Vice President, Finance. Mr. Anevski received his B.A. in Accounting from Montclair State University. We believe that Mr. Anevski is qualified to serve on our board of directors because of his significant experience at healthcare companies and as a member of our executive management team.
Roger Holstein has served as a member of our board of directors since November 2020. He has been a Managing Director at Vestar Capital Partners, a private equity firm, since 2006, and he currently serves on the board of directors of privately held Nox Health. Mr. Holstein previously served on the board of directors of Quest Analytics from June 2017 until December 2025. From 1997 to 2005, Mr. Holstein served as Chief Executive Officer, President, and Director of WebMD Health Corp., or WebMD, and helped establish it as the leading source of healthcare information for consumers and professionals. From 1991 to 1996, Mr. Holstein was a member of the Office of the President at Medco, where he helped create the business of prescription benefit management. Prior to that, he held executive positions at MCI, Warner Amex Cable, and Grey Advertising. Mr. Holstein began his career in marketing with the Spirits of St. Louis basketball team in the American Basketball Association. Mr. Holstein holds a B.A. with distinction from Swarthmore College. We believe that Mr. Holstein is qualified to serve on our board of directors because of his extensive leadership and healthcare experience.
Jeff Park has served as a member of our board of directors since October 2019. Mr. Park has served as a President of EVERSANA, which is a leading provider of global services to the life sciences industry, since August 2025. From November 2023 to August 2025, Mr. Park served as the President of Waltz Health, a digital health business that helps patients and payers save costs on prescription drugs, until Waltz Health was acquired by EVERSANA in August 2025. From April 2019 to April 2022, he served as the Chairman and Chief Executive Officer of WellDyneRx, an independent pharmacy benefits manager. Mr. Park has served as a member of the board of directors of P3 Health Partners, a public company, since December 2021. From January 2018 to May 2018, he was the Interim Chief Executive Officer of Diplomat Pharmacy, Inc., or Diplomat, a provider of specialty pharmacy services. In addition, from June 2017 to February 2019, Mr. Park served on the board of directors of Diplomat. Prior to that, from July 2015 to July 2016, he was the Chief Operating Officer of OptumRX, the entity resulting from the merger of Catamaran Corporation, or Catamaran, and OptumRX, UnitedHealthcare Group’s free-standing pharmacy care services business. Before the merger, from March 2014 to July 2015, Mr. Park was Catamaran’s Executive Vice President, Operations and previously served as Catamaran’s Chief Financial Officer, beginning in 2006. Mr. Park also served as a member of the board of directors of Ray Graham Assoc. Illinois Disability, a not-for-profit association, from January 2010 to June 2016. Mr. Park holds a B.S. in Accounting from Brock University. We believe that Mr. Park is qualified to serve on our board of directors because of his extensive leadership experience in the pharmaceutical industry.
David Schlanger has served as our Executive Chairman since January 2022 and as a member of our board of directors since March 2017. Mr. Schlanger was previously our Chief Executive Officer from January 2017 to December 2021. From August 2013 to September 2016, he served as the Chief Executive Officer of WebMD, an online provider of information relating to health and well-being. Prior to that, Mr. Schlanger served as the Interim Chief Executive Officer and in various other senior executive positions at WebMD and its predecessor companies for more than 15 years, including as Senior Vice President, Strategic and Corporate Development and Senior Vice President, Corporate Development. Mr. Schlanger received his B.S. from Georgetown University and his J.D. from the University of Michigan Law School. We believe that Mr. Schlanger is qualified to serve on our board of directors because of his extensive experience at healthcare companies and in executive management.

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Directors Continuing in Office until the 2028 Annual Meeting of Stockholders
Norman Payson, M.D. has served as a member of our board of directors since December 2016. Dr. Payson was a co-founder of Healthsource and its Chief Executive Officer from 1985 to 1997, Chief Executive Officer of Oxford Health Plans from 1998 to 2002, Chairman of Concentra from 2005 to 2008, and Chief Executive Officer of Apria Healthcare Group Inc. from 2008 to 2012. Since 1997, Dr. Payson has served as President and a director of NCP, Inc., his family office, through which he engages in consulting and personal investment activities. In addition, he served as a strategic advisor for Evolent Health, Inc. from March 2014 to December 2020 and previously served on its board of directors from December 2013 to June 2019. Dr. Payson is currently serving on the board of directors of various private and not-for-profit companies, including Access Clinical Partners (d/b/a GoHealth Urgent Care), HPM National Advisory Board at the Mailman School of Public Health at Columbia, and USC Schaeffer Center Advisory Board. Dr. Payson is also on the board of directors of Elia Philanthropies (formerly Kiva Foundation), a private charitable foundation organized by Dr. Payson and his wife in June 1998. Until June 2020, Dr. Payson served on the board of City of Hope, where he now serves as director emeritus. He continues to serve on the boards of AccessHope and Beckman Research Institute, which are subsidiaries of City of Hope. Until June 2019, Dr. Payson served as a director at the Geisel School of Medicine at Dartmouth, where he now serves as director emeritus. From October 2016 to November 2023, he was on the board of directors of Smile Brands. From June 2021 to July 2022, Dr. Payson was Chairman of Implantable Provider Group. From May 2017 to August 2019, he was a board member of Healthcare Outcomes Performance Company, a subsidiary of The Center for Orthopaedic and Research Excellence, Inc. In October 2024, Dr. Payson joined the board of Stephenson Global Pancreatic Cancer Research Institute, and, in December 2024, Dr. Payson joined the board of Handpicked Health (formerly EmsanaCare). Dr. Payson has a B.S. in Earth and Planetary Sciences from the Massachusetts Institute of Technology and received his M.D. from Dartmouth Medical School. Dr. Payson is a California licensed physician. We believe that Dr. Payson is qualified to serve on our board of directors because of his 40-year career as chief executive officer or chairman of multiple healthcare organizations, including publicly traded companies.

Debra Morris has served as a member of our board of directors since January 2025. Ms. Morris currently serves as Executive Advisor to AccessHope, LLC and previously served as its President from November 2024 through December 2025. She served as its Chief Operating Officer and Chief Financial Officer from May 2024 to November 2024. Prior to that, Ms. Morris was Executive Vice President, Chief Financial Officer of Apria, Inc. from March 2013 to October 2022. Ms. Morris served as Chief Financial Officer of Americas for Sitel Group from February 2010 to February 2013. She was a Partner of Tatum LLC from 2004 to 2011, in which capacity she provided chief financial officer services for various contracted companies, including LifeMasters Supported SelfCare. From 1999 to 2003, Ms. Morris was Chief Financial Officer of Caliber Holdings Corporation. Prior to that, she served in various roles at CBRE Group, Inc., including Executive Vice President, Global Chief Accounting Officer and Global Integration from 1981 to 1999. Ms. Morris currently serves on the board of directors of Rexford Industrial Realty, Inc. and biote Corp, both public companies. She previously served on the board of directors of Alternative Logistics Technologies Holdco LLC (Everdriven) from May 2020 to February 2024 and Tatum LLC from 2008 to 2011. Ms. Morris holds a B.S. in Business Administration from Colby Sawyer College in New London, New Hampshire. We believe that Ms. Morris is qualified to serve on our board of directors because of her extensive finance and accounting expertise and extensive leadership experience.
Elizabeth Bierbower has served as a member of our board of directors since May 2025. From 2022 to 2023, Ms. Bierbower served as Chairman, Chief Executive Officer, and a director of Friday Health Plans, a health insurance company. Prior to that, Ms. Bierbower held various positions at Humana Inc., including Segment President from April 2018 to December 2019, President of the Employer Group Segment from May 2012 to September 2018, Chief Operating Officer of the Specialty Benefits division from October 2008 to June 2012, and Vice President of Product Innovation from May 2001 to September 2008. Before that, Ms. Bierbower was Vice President of Program Management at Highmark Blue Cross Blue Shield from 1997 to 2001 and Chief Operating Officer at Coventry Health Care, Pennsylvania from 1989 to 1996. Ms. Bierbower currently serves on the board of directors of Option Care Health, a public company, and privately held Blue Sprig, Paradigm Corp., and Point32Health. She previously served on the board of directors of Iora Health, the American Telemedicine Association, and Quest Analytics. Ms. Bierbower has a B.A. in Sociology from Carlow University and a master’s degree in public management from Carnegie Mellon University. We believe that Ms. Bierbower is qualified to serve on our board of directors because of her more than 30 years of proven executive-level experience managing operations and P&L in the healthcare industry.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations defining “independent,” including those set forth in the applicable Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, after reviewing the relevant identified transactions or relationships between each director and any of their family members and Progyny, our senior management, and our independent auditors, our board of directors has affirmatively determined that the following eight directors are independent within the meaning of the applicable Nasdaq listing standards: Ms. Bierbower, Mr. Dean, Mr. Gordon, Mr. Holstein, Ms. Morris, Mr. Park, Dr. Payson, and Ms. Scott. In addition, our board of directors affirmatively determined that Fred Cohen was independent for the period during which he served as a director in 2025. In making this determination, our board of directors found that none of these directors had a material or other disqualifying relationship with Progyny. Mr. Anevski and Mr. Schlanger, by virtue of their positions as our chief executive officer and executive chairman, respectively, are not independent within the meaning of the applicable Nasdaq listing standards.
Accordingly, a majority of our board of directors is independent, as required under applicable Nasdaq listing standards. In making this determination, our board of directors considered the applicable Nasdaq listing standards and the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our board of directors deemed relevant in determining their independence.
There are no family relationships between any of our directors or executive officers.
Board Leadership Structure
Currently, Mr. Schlanger serves as the executive chairman of the board of directors. The board of directors has carefully considered its leadership structure and determined that Mr. Schlanger is best situated to serve as executive chairman given his deep knowledge of our business and strategy and his ability to draw on that experience in order to provide the board of directors, in coordination with our lead independent director, appropriate direction to focus its discussions and oversight of the Company’s strategy, business, and operating and financial performance.
Our Corporate Governance Guidelines provide that when the chairperson of the board of directors is a director who does not qualify as an independent director, the independent directors may elect a lead director. Mr. Park currently serves as our lead independent director. The primary responsibilities of the lead independent director are to: (i) work with the chief executive officer to develop board meeting schedules and agendas; (ii) provide the chief executive officer feedback on the quality, quantity, and timeliness of the information provided to the board of directors; (iii) develop the agenda for, and moderate, executive sessions of the independent members of the board of directors; (iv) preside over board meetings when the chairperson is not present; (v) act as principal liaison between the independent members of the board of directors and the chief executive officer; (vi) convene meetings of the independent directors as appropriate; and (vii) perform other duties as the board of directors may determine from time to time. Accordingly, Mr. Park has substantial ability to shape the work of our board of directors.
The board of directors recognizes that one of its key responsibilities is to evaluate and determine the optimal board leadership structure to provide independent oversight of management. The board of directors believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. Our board of directors will continue to consider whether the position of chairperson of the board of directors should qualify as an independent director at any given time as part of our succession planning process. In addition, we believe that having either an independent board chair or a lead independent director creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Progyny and its stockholders. As a result, we believe that having either an independent board chair or a lead independent director can enhance the effectiveness of the board as a whole. The board of directors reviews its leadership structure on an ongoing basis to help ensure that it continues to best serve Progyny and its stockholders.

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Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management processes. Our board of directors does not have a standing risk management committee but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. The board of directors and its committees re-assess the Company’s risk environment on an ongoing basis and consult with outside advisors, as needed, in addressing both current and anticipated future risks. The board of directors retains direct oversight responsibility for risks that are most effectively overseen by simultaneously leveraging broader areas of director expertise. In particular, our full board of directors is responsible for monitoring and assessing strategic risk exposure as well as new and emerging risks. Our audit committee is responsible for considering and discussing our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies that govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Specific areas of focus for the audit committee include our policies and other matters relating to our investments, cash management, major financial risk exposures, cybersecurity, the adequacy and effectiveness of our information security policies and practices, and our internal controls over information security. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees risks associated with environmental, social, and governance matters. Our board of directors believes its approach to risk oversight ensures that the board of directors can choose many leadership structures while continuing to effectively oversee risk.
The Company’s management, led by its chief executive officer and executive team, implements and supervises our day-to-day risk management processes. In addition, the Company has a disclosure committee, which consists of officers and senior employees of the Company who are familiar with the critical operating aspects of the Company, that assists management in overseeing the Company’s risks. At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax, and audit related risks.
Corporate Responsibility
Our board of directors is committed to corporate responsibility, and our employees are guided by our mission to empower healthier, supported journeys through transformative fertility, family building, and women’s health benefits. Our solutions aim to remove financial barriers, provide culturally competent concierge patient support and education, and allow equitable access to high quality care through the largest network of premier fertility and women’s health specialists in the United States. Our Medical Advisory Board, comprised of leading reproductive endocrinologists across the United States, seeks to ensure that our plan design recognizes the unique needs and cultural differences in approach to treatment that members might require. We also provide curated member education throughout the year focused on various topics unique to the needs of our members. Our board of directors acknowledges that we cannot just focus on helping members build their families for today. Our work must also consider fertility and maternal health challenges in the future. We are dedicated to providing support to our employees, members, and employer clients in addressing these challenges. We expect to publish an impact report on our website in 2026, which will further highlight our approach to corporate responsibility. Nothing on our website shall be deemed incorporated by reference into this proxy statement.
Meetings of the Board of Directors and Its Committees
Our board of directors is responsible for oversight of management and the strategy of the Company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting the Company and our business and to act on matters requiring the approval of our board of directors. Our independent directors met in executive sessions without the presence of management four times during the fiscal year ended December 31, 2025. Our board of directors met four times during the fiscal year ended December 31, 2025. The audit committee met four times during the fiscal year ended December 31, 2025, the compensation committee met five times during the fiscal year ended December 31, 2025, and the nominating and corporate governance committee met five times during the fiscal year ended December 31, 2025. For the fiscal year ended December 31, 2025, each director attended 75% or more aggregate meetings of our board of directors and of the committees on which they served during the period in which they served as a director. We encourage our directors and nominees for director to attend our annual meeting of stockholders. Five of our ten then-incumbent directors attended our annual meeting of stockholders held in 2025.
Information about Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate management of our business. Our board of directors has adopted written charters for each of its committees, which are available to stockholders on the investor relations page of our website at investors.progyny.com.

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The following table provides current membership information for each of the committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Elizabeth Bierbower			X
Lloyd Dean	X		X*
Kevin Gordon	X*
Roger Holstein		X*	X
Debra Morris	X
Jeff Park		X
Norman Payson, M.D.		X
Cheryl Scott		X	X
______________________
* Committee Chairperson

Our board of directors has determined that each committee is “independent” as defined under the applicable Nasdaq listing standards, and each member is free of any relationship that would impair their exercise of independent judgment with respect to the Company.
Below is a description of each committee of our board of directors.
Audit Committee
The audit committee of our board of directors is comprised of three directors: Mr. Dean, Mr. Gordon (Chair), and Ms. Morris.
Our board of directors has determined that each of these individuals meets the independence requirements set forth in the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Exchange Act, and the applicable Nasdaq listing standards. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq’s audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their prior or current employment. In addition, our board of directors has determined that Mr. Dean, Mr. Gordon, and Ms. Morris all qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq listing standards. In making this determination, our board of directors has considered each of Mr. Dean’s, Mr. Gordon’s, and Ms. Morris’ formal education and prior and current experience in financial and accounting roles. Our independent registered public accounting firm and management periodically meet privately with our audit committee.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statements audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes, systems of internal control, financial statements audits, and the integrity of the Company’s financial statements;
•managing the selection, engagement terms, fees, qualifications, independence, and performance of the Company’s independent registered public accounting firm engaged by the Company for purposes of preparing or issuing an audit report or performing audit services;
•maintaining and fostering open communication with the Company’s management, internal audit group (if any), and the Company’s independent registered public accounting firm;
•overseeing the design, implementation, organization, and performance of the Company’s internal audit function (if any);
•providing regular reports and information to our board of directors;
•assessing, at least annually, the qualifications, performance, and independence of the Company’s independent registered public accounting firm;
•discussing the scope and results of the audit with the Company’s independent registered public accounting firm and reviewing, with management and the Company’s independent registered public accounting firm, our interim and year-end operating results and any proposed earnings announcements;
•reviewing and discussing with the Company’s independent registered public accounting firm and management significant issues relating to accounting principles and presentation of financial statements;
•overseeing the policies and procedures as required by applicable law and Nasdaq listing requirements governing the employment of individuals who are or were once employed by our independent registered public accounting firm;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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•reviewing related person transactions;
•reviewing and discussing with management our processes and policies with respect to risk identification, management, and assessment in all areas of our business;
•obtaining and reviewing a report by the Company’s independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;
•approving or, as permitted, pre-approving audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
•reviewing with management, the Company’s independent registered public accounting firm, and other outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues about our financial statements or accounting policies; and
•evaluating the audit committee’s performance and the adequacy of the audit committee charter at least annually.

The audit committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. The audit committee is responsible for ensuring that management has processes in place that are designed to identify and evaluate cybersecurity risks to which we are exposed and has implemented processes and programs to manage cybersecurity risks and mitigate cybersecurity incidents, including as related to the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments. The audit committee reports material cybersecurity risks to our full board of directors.
We believe that the composition and functioning of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.
Compensation Committee
The compensation committee of our board of directors is comprised of four directors: Mr. Holstein (Chair), Mr. Park, Dr. Payson, and Ms. Scott. Each member of the compensation committee is independent as currently defined in Rule 5605(d)(2) of the Nasdaq listing standards, and each member is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers and directors, including our named executive officers and other senior management, as appropriate.
Specific responsibilities of the compensation committee include:
•reviewing and approving (or recommending to our board of directors for approval) the compensation of our chief executive officer, other executive officers, and senior management, including setting individual and corporate performance goals and evaluating performance;
•reviewing and evaluating succession plans for our executive officers and recommending to our board of directors individuals for succession;
•reviewing and recommending to our board of directors for approval the compensation paid to our directors;
•reviewing our employee compensation practices and policies as they relate to risk management and risk-taking incentives, including determining whether such policies are reasonably likely to have a material adverse effect on the Company;
•administering our equity incentive plans and other benefits programs, including adopting, amending, terminating, and overseeing pension, profit-sharing, and other compensation-related plans;
•administering and interpreting our Clawback Policy;
•reviewing, overseeing, and approving our overall compensation strategy and policies;
•reviewing and discussing with management the Compensation Discussion and Analysis and overseeing the preparation of the compensation committee report for SEC filings;
•reviewing and discussing with management any conflict of interest raised by the work of any compensation consultant or advisor hired by the compensation committee or management;
•evaluating the compensation committee’s performance and the adequacy of the compensation committee charter at least annually; and

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•providing general oversight of compensation matters while relying on the expertise and knowledge of management in carrying out its responsibilities.
We believe that the composition and functioning of the compensation committee complies with all applicable SEC and Nasdaq rules and regulations.
Compensation Committee Processes and Procedures
Our compensation committee meets at least annually and with greater frequency, if necessary.
From time to time, members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. Our chief executive officer does not participate in, and may not be present during, any deliberations or determinations of the compensation committee relating to his compensation.
The compensation committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation committee also may form and delegate authority to one or more subcommittees consisting of one or more members of our board of directors (whether or not such directors are on the compensation committee) to the extent allowed under applicable law and Nasdaq listing requirements. Any action or decision of the chair of the compensation committee or a subcommittee will be presented to the full compensation committee at its next scheduled meeting.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are currently, or have been at any time, an officer or employee of the Company. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee of our board of directors is comprised of four directors: Ms. Bierbower, Mr. Dean (Chair), Mr. Holstein, and Ms. Scott. Each member of the nominating and corporate governance committee is independent as currently defined in Rule 5605(a)(2) of the Nasdaq listing standards.
Specific responsibilities of the nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and recommending to our board of directors the composition and chairmanship of the committees of the board of directors;
•implementing plans or programs for the continuing education of our board of directors and orientation of new directors;
•reviewing, assessing, and recommending to our board of directors corporate governance guidelines and matters;
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors;
•reviewing periodically the processes and procedures used by the Company to provide information to our board of directors and its committees, and, as appropriate, recommending changes to our board of directors;
•evaluating the nominating and corporate governance committee’s performance and the adequacy of the nominating and corporate governance committee charter at least annually; and
•overseeing and reviewing our progress against our environmental, social, and governance goals.
We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations.
When considering candidates for director, the nominating and corporate governance committee believes that candidates should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements, and possess the requisite age. The nominating and corporate governance committee also considers factors such as: relevant expertise upon which to be able to offer advice and guidance to management; sufficient time to devote to the Company’s affairs; demonstrated excellence in a field; the ability to exercise sound business judgment; and the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of Progyny, and the long-term interests of our stockholders.

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In conducting this assessment, the nominating and corporate governance committee typically considers director skills, prior board involvement, expertise, and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain the appropriate balance of knowledge, experience, and capability. When considering director candidates, the board of directors and the nominating and corporate governance committee evaluate candidates’ ability to meaningfully contribute to the board of directors. The board of directors assesses its effectiveness in this respect as part of its annual board and director evaluation process.
The nominating and corporate governance committee recognizes the value of thoughtful board refreshment and regularly identifies and considers qualities, skills, and other director attributes that would enhance the composition of the board of directors. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Progyny during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair a director’s independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent, which is a determination based on applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors, meets to discuss and consider the candidates’ qualifications, and then selects a nominee for recommendation to the board of directors.
The nominating and corporate governance committee will consider stockholder recommendations of director candidates and will evaluate any director recommendations received from stockholders in the same manner as recommendations received from management or members of our board of directors. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel.

Stockholders may nominate directors by submitting names and other information required by applicable law and our Bylaws. For each nomination, submissions must include, among other things, the name, age, business address and residential address of such nominee, the principal occupation or employment of such nominee, details about such nominee’s ownership of our capital stock, and such other information that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected, and must also include information about the stockholder making such nomination, as set forth in our Bylaws. You should refer to our Bylaws for a complete description of the required procedures for nominating a candidate to our board of directors. In addition, please see the deadlines described in “When are stockholder proposals and nominations due for next year’s annual meeting?”
Stockholder Communications with Our Board of Directors
Our board of directors has adopted a formal process by which stockholders may communicate with the board of directors as a group or any of its individual directors. Stockholders who wish to communicate with our board of directors or any individual director may do so by sending written communications addressed to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel. Our Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate. Communications deemed by our Secretary to be inappropriate for presentation will still be made available to any non-employee director upon such director’s request.
Code of Conduct
We have adopted the Progyny, Inc. Code of Conduct that applies to all officers, directors, employees, and outside labor, including independent contractors and consultants. The Code of Conduct is available on our website at investors.progyny.com. Information contained on our website is not incorporated by reference into this proxy statement or any other report we file with the SEC. If we make certain substantive amendments to the Code of Conduct or grant certain waivers from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Anti-Hedging Policy
Our board of directors has adopted a Statement of Policy Concerning Trading in Company Securities (the “Insider Trading Policy”), which applies to all of our directors, officers, employees, contractors, and consultants and certain other persons who may have access to material nonpublic information of the Company; immediate family members of our directors, officers, and employees; persons who share a household with any director, officer, or employee of the Company; anyone to whom directors, officers, or employees provide significant financial support; and, unless otherwise determined by us, any entity or account over which the persons listed above have or share the power, directly or indirectly, to make investment decisions and those entities or accounts established or maintained by such persons with their consent or knowledge and in which such persons have a direct or indirect financial interest (collectively, the “Insiders”). The Insider Trading Policy prohibits Insiders from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars, or other derivatives) that are designed to hedge or speculate on any change in the market value of our equity securities.

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Insider Trading Policy
Our Insider Trading Policy governs the purchase, sale, and other dispositions of our securities and applies to all of our Insiders as well as the Company itself. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Annual Report.

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PROPOSAL 2
RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In executing its responsibilities, the audit committee engages in an annual evaluation of Ernst & Young LLP’s qualifications, performance, and independence and considers whether continued retention of Ernst & Young LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. While Ernst & Young LLP has been the Company’s independent registered public accounting firm continuously since 2012, in accordance with SEC rules and Ernst & Young LLP’s policies, the firm’s lead engagement partner rotates every five years. Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.
Neither our Bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Progyny and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.

	Fiscal Year Ended
	2025	2024

	(in thousands)
Audit Fees(1)	$1,193	$1,075
Audit-Related Fees	—	—
Tax Fees(2)	347	238
All Other Fees(3)	4	—
Total Fees	$1,544	$1,313
______________________
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings.
(2)Tax fees consist of fees for tax compliance services, an indirect tax study, assistance with research and development credit, assistance with a sales and use tax audit, and various other tax advisory services.
(3)For 2025, consists of fees for accounting publications and subscriptions to an online tool.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services, and permitted non-audit services (subject to a de minimis exception). Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, including the chair of the audit committee, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting and is effective unless or until modified or rescinded by the audit committee.
The audit committee has determined that the provision of non-audit services by Ernst & Young LLP did not impair Ernst & Young’s independence in the conduct of its audit services.

All of the services provided by Ernst & Young LLP in 2024 and 2025, as described in the Principal Accountant Fees and Services table above, were pre-approved by the audit committee.

Our Board of Directors Unanimously Recommends a Vote FOR the Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2026.

Audit Committee Report
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report and filed with the SEC.
Kevin Gordon, Chair
Lloyd Dean
Debra Morris

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PROPOSAL 3
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, the Company requests that its stockholders cast a non-binding, advisory vote to approve the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Progyny, Inc. approve, on a non-binding, advisory basis, the compensation paid to Progyny, Inc.’s named executive officers, as disclosed in the proxy statement for the 2026 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion.”
Additional details about how we structure our compensation programs to meet the objectives of our compensation philosophy are provided in the section titled “Executive Compensation” in this proxy statement. We believe that our compensation programs and policies for the year ended December 31, 2025 were an effective incentive for the achievement of the Company’s goals, aligned with stockholders’ interests, and are worthy of stockholder support.

At the 2021 annual meeting of stockholders, our stockholders had the opportunity to vote, on an advisory (non-binding basis), on the frequency of our future “say-on-pay” votes. Stockholders supported a resolution that we hold a “say-on-pay” vote every year in accordance with the recommendation of our board of directors. Accordingly, the next “say-on-pay” advisory vote following this one will occur at the 2027 annual meeting of stockholders.
Because your vote is advisory, it will not be binding on the board of directors, and it will not create or imply any change in the duties of the Company, its board of directors, or its compensation committee. However, the board of directors values the opinions of the Company’s stockholders, and the compensation committee will consider the outcome of the advisory vote when considering future decisions on executive compensation. In addition, the board of directors values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

Our Board of Directors Unanimously Recommends a Vote FOR the Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers.

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EXECUTIVE OFFICERS
The following table sets forth the ages and position held with the Company for our executive officers as of the date of this proxy statement.

Name	Age	Principal Position
David Schlanger	66	Executive Chairman
Peter Anevski	58	Chief Executive Officer and Director
Allison Swartz	37	Executive Vice President, General Counsel and Secretary
Mark Livingston	60	Chief Financial Officer
Melissa Cummings	56	Chief Operating Officer
Geoffrey Clapp	52	Chief Product Officer
Biographical information for each of David Schlanger and Peter Anevski is included above with the director biographies under the section “Information About Director Nominees and Current Directors.”
Allison Swartz has served as our Executive Vice President, General Counsel and Secretary since November 2022. Ms. Swartz was previously the Deputy General Counsel at K Health Inc., a growth-stage digital healthcare company, and a Lecturer in Law at the University of Glasgow from 2021 to 2022. Prior to that, she worked at Centene Corporation, the largest managed care organization in the United States, from 2015 until 2021, where she held multiple senior positions, including Regional General Counsel and Privacy Officer and General Counsel of their Texas subsidiary Superior HealthPlan Inc. Ms. Swartz holds a B.S. in History, a M.A. in Healthcare Administration, and a J.D. from the University of Maryland.
Mark Livingston has served as our Chief Financial Officer since September 2020. Previously, Mr. Livingston served as our Executive Vice President of Finance from May 2019 to September 2020. Prior to that, he served as Chief Financial Officer of the international business at Scripps Network Interactive, a media company, where he worked from August 2010 to April 2018 and as Chief Financial Officer of Emerson, Reid & Company, an employee benefits wholesaler, from June 2007 to August 2010. Previously, Mr. Livingston held senior financial leadership roles at WebMD and Hess Corporation. Mr. Livingston currently serves on the Advisory Board of BUILD.org (New York), a non-profit organization. Mr. Livingston received his B.S. from Tulane University and is a licensed Certified Public Accountant.
Melissa Cummings has served as our Chief Operating Officer since April 2025. Prior to joining the Company, Ms. Cummings served as Executive Vice President, Chief Customer Officer at Blue Cross and Blue Shield of Rhode Island from January 2018 to April 2025 and as Senior Vice President, Chief Customer Officer from April 2014 to January 2018. Prior to that, Ms. Cummings held various senior positions at Aetna (now CVS Health) from July 2007 to April 2014 and at Cigna from June 1998 to June 2007. Ms. Cummings currently serves on the board of directors of Rhode Island PBS/NPR, and she previously served on the board of directors of the American Heart Association for Southern New England. Ms. Cummings holds a B.A. from the College of the Holy Cross and a M.B.A. in healthcare management from the University of Connecticut.
Geoffrey Clapp has served as our Chief Product Officer since March 2025. Prior to joining the Company, Mr. Clapp served as Interim Chief Product Officer at Foodsmart, a telenutrition and foodcare company, from April 2024 to March 2025 and as Senior Vice President and Head of Strategy at Optum Health Solutions, a healthcare delivery platform, from June 2021 to April 2024. From November 2020 to June 2021, he was Interim Chief Product Officer at Synapticure Inc., a virtual care company, and from December 2018 to August 2020, he served as Chief Product Officer at Cricket Health. Mr. Clapp holds a Bachelor of Arts from Goucher College in Computer Science and Cognitive Psychology.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified below during 2025, including the elements of our compensation program for named executive officers, material compensation decisions made during 2025, and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2025, which consist of our principal executive officer, our principal financial officer, and our other three most highly compensated executive officers for 2025 (collectively, the “named executive officers” or “NEOs”), are:
•Peter Anevski, Chief Executive Officer;
•Mark Livingston, Chief Financial Officer;
•Allison Swartz, Executive Vice President, General Counsel and Secretary;
•Melissa Cummings, Chief Operating Officer; and
•Geoffrey Clapp, Chief Product Officer.
Stockholder Engagement and Responsive Actions to Stockholder Feedback

The compensation committee and board of directors value the opinion of our stockholders and take the outcomes of our annual say-on-pay votes seriously. We hold annual advisory say-on-pay votes to allow our stockholders to provide us with input on our compensation and governance programs, and we are committed to gathering and responding to our stockholders’ feedback on these topics.

Our board of directors was disappointed with the outcome of our annual say-on-pay advisory vote last year relating to the compensation of the Company’s named executive officers for 2024, for which only 35.7% of our stockholders voted in favor of the proposal, which was significantly below the 97.6% level of support we received at our 2024 annual meeting of stockholders.

Similar to the stockholder engagement we undertook in 2023, in 2025, following the low level of support for our say-on-pay proposal, we actively engaged with stockholders and sought feedback on our executive compensation and governance programs to ensure that we were responsive to our stockholders’ perspectives with respect to these programs. Specifically, we held discussions with stockholders representing approximately 40% of our outstanding common stock. Our goal in seeking feedback from our stockholders was to better understand their concerns with respect to our executive compensation program and to discuss the changes we implemented to our compensation program during 2025. These discussions, which generated a favorable response from these investors, were led by our vice president of investor relations and included our general counsel and chief human resources officer.

In response to the feedback we received from stockholders in 2023, the compensation committee undertook a comprehensive multi-year review of the structure and elements of our executive compensation program. The compensation committee met several times and worked with its independent compensation consultant to review this feedback and consider how best to incorporate it into our executive compensation and governance programs while continuing to support our go-forward business strategy. Following this review, the committee approved several transformative changes to improve our executive compensation program effective beginning with fiscal year 2025. These changes were primarily focused on our short- and long-term incentive plans to (i) strengthen the alignment between pay and performance, (ii) increase objectivity and transparency in our incentive plans, and (iii) reinforce a culture of accountability and performance tied to measurable financial outcomes.

The table below describes the feedback we received during our stockholder engagement efforts in 2023 and 2025, which centered around three consistent themes, and the actions taken to enhance our executive compensation program. Because these changes were made effective starting with 2025, they were not covered by our say-on-pay vote last year, which covered our executive compensation program for 2024. The compensation committee believes that these actions are directly responsive to the feedback we received from stockholders in 2023 and 2025.

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What We Heard	What We Did
Concern about the size of the one-time equity awards granted in prior years, including those granted in 2024, to Michael Sturmer, our former president	The compensation committee worked with its independent compensation consultant to implement annual equity grant guidelines for our executives that are based on a target dollar amount. These annual equity guideline values were reviewed against competitive grant practices among our peers and the broader healthcare services industry and are intended to provide equity on an annual cadence to avoid the need for future one-time equity awards.

The compensation committee also introduced a structured, dollar-based annual long-term incentive framework. Specifically, starting with 2025, the committee established a go-forward annual long-term incentive program with dollar-based target award levels and a defined mix of equity vehicles representing a fixed percentage of target long-term incentive to create greater structure and transparency in long-term award design.
Reduce the use of discretion in the measurement and assessment of annual bonus payouts
The compensation committee approved several changes to the bonus program for fiscal year 2025 to increase financial rigor and reduce discretion. Specifically, the committee revised our annual bonus program to place greater emphasis on measurable performance and foster stronger alignment between annual incentives and core business objectives, including by taking the following actions:
•Increased the weighting of financial metrics in our bonus program to 70% (from 50%) of the target bonus opportunity for each of our executives and reduced the individual performance scorecard weighting to 30%.
•Introduced net bookings as a key financial metric, which is one of the key metrics we utilize to track execution of our strategic plan and the growth of committed revenue.
•Established defined threshold, target, and maximum performance goals and corresponding payout levels for our financial metrics: revenue, Adjusted EBITDA, and net bookings.
•Adopted goal and payout ranges to set a formulaic standard for determining the payout for actual results that fall below or above target levels for our financial metrics.

Lack of performance-based vehicles in the long-term incentive program	The compensation committee decided to incorporate PSUs into the annual long-term incentive program. The PSUs are intended to comprise 30% of each of our NEO’s annual long-term incentive value (based on their target dollar value). The PSUs will vest after three years based on performance against annual revenue and Adjusted EBITDA goals, which are critical financial metrics that drive enterprise value and further align the long-term interests of our NEOs with those of our stockholders.
We remain committed to continued engagement with stockholders to understand their viewpoints and to discuss and demonstrate the important connection between our compensation program and stockholder interests. Going forward, we will continue to maintain an active dialogue with our stockholders and evaluate feedback on issues of importance to them.
2025 Business Highlights

Our executive compensation program seeks to incentivize and reward strong corporate performance. The following are some of our key 2025 financial and performance highlights:
•We produced record levels of revenue, Adjusted EBITDA, and operating cash flow in 2025, delivering double digit year-over-year growth in all three metrics.
•We achieved a near 100% client retention rate for the tenth consecutive year, including the retention of all of our largest clients.
•Approximately 30% of our existing clients expanded their Progyny relationship in 2026 by providing more comprehensive coverage or adding other components of our solution to their programs.
•We successfully launched our newest programs – in pregnancy and postpartum, parent and child wellbeing, and menopause and midlife care – with more than 1.5 million of our covered lives having access to one or more of these services in 2025, which has increased to approximately 2.7 million of our covered lives in 2026.
•We enhanced our global offering and added a solution addressing benefit and leave navigation to our portfolio.
•Our clinical outcomes with respect to pregnancy rate, miscarriage rate, live birth rate, retrievals per live birth, single embryo transfer rate, and IVF multiples rate remained superior to national averages.

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Details of Our Compensation Program
Philosophy. We are focused on our mission to empower healthier, supported journeys through transformative fertility, family building, and women’s health benefits. We believe that we are still growing as an organization, and, to continue to be successful, we must hire and retain a talented team of individuals who can help achieve our mission through the successful pursuit of our business goals. We believe that our compensation philosophy helps align our executive team around executing on our mission, which ultimately leads to greater stockholder value. We have provided compensation packages that we view as fair and competitive relative to our peers and market data and that are designed to incentivize our executives to drive superior performance, as our ability to meet and exceed our business goals depends on the skills and contributions of each executive.
Our executive compensation program is designed to reward both short- and long-term performance through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business over time. As the Company has matured, our compensation program has evolved, with a continued emphasis on pay for performance and maintaining a significant portion of compensation “at risk.” We intend to maintain a commitment to strong corporate governance and best practices as we continue to refine and implement our executive compensation program.
Objectives. Consistent with our compensation philosophy, our compensation program for our named executive officers is built to support the following objectives and goals:
•Attract, motivate, and retain highly qualified and productive executives
•Provide a competitive total pay opportunity relative to the practices of our peers and market data
•Motivate executives to achieve rigorous corporate objectives that are important to our business and long-term success
•Align executive pay with stockholder interests through equity awards with multi-year vesting
•Integrate compensation closely with the achievement of our business and performance objectives
Design. Our executive compensation program is designed to motivate, reward, attract, and retain high caliber management deemed essential to our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy, and financial performance.

What We Do		What We Don’t Do
✓	Deliver a significant portion of executive compensation through variable, at-risk compensation, including annual bonuses and long-term equity incentive awards to align interests with stockholders	Χ	No pledging or hedging of Progyny stock
✓	Engage an independent compensation consultant	Х	No excessive perquisites
✓	Conduct an annual review of the Company’s compensation programs to offer market-competitive compensation	Х	No supplemental executive retirement plans
✓	Use a pay-for-performance philosophy	Х	No compensation-related tax gross-ups
✓	Hold annual say-on-pay votes	Х	No incentives that encourage excessive risk
✓	Maintain a clawback policy	Х	No stock option repricing without stockholder approval
✓	Limits on non-employee director compensation
Determination of Compensation and Compensation Practices
The compensation committee administers the executive compensation program relating to the compensation of our executive officers, including our named executive officers. The compensation committee annually reviews and approves the compensation of our executives and the Company’s cash and equity incentive plans, including setting corporate goals and objectives upon which the executive compensation program is based, or recommends compensation and arrangements for approval to the board of directors. The compensation committee evaluates our named executive officers’ performance in light of these goals and objectives.
We expect that our compensation committee will continue to make future compensation decisions with respect to our named executive officers. In making executive compensation determinations for 2025, the compensation committee relied on a variety of factors, including compensation data from market survey data published by third parties for use as a general indicator of relevant market conditions and pay practices.

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Compensation Mix and “Pay at Risk”
To align pay levels for our NEOs with Company performance, our pay mix includes a strong emphasis on variable incentives. Base salary is the only component of compensation that is “fixed.” Annual cash and equity-based incentives allow for the award of additional compensation to our named executive officers but are not guaranteed and are considered to be “variable,” or “at risk,” because these elements are subject to risk and/or the achievement of short- and long-term financial or operational performance objectives. We believe that this balance of fixed and variable compensation is consistent with our executive compensation philosophy and maintains a strong link between our NEOs’ compensation and Company performance, motivating executives to deliver strong business performance and, importantly, to create stockholder value.
Compensation-Setting Factors
When reviewing and approving, or recommending to the board of directors for approval, as applicable, the amount of each compensation element and the target total compensation opportunity for our executive officers, the compensation committee considers the following factors:
•Our performance during the year, based on business and corporate goals and priorities established by our chief executive officer and board of directors;
•Each executive officer’s skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of each executive officer’s role relative to other similarly situated executives at the companies in our peer group;
•The performance of each individual executive officer, based on an assessment of their contributions to our overall performance;
•Compensation parity among our executive officers;
•Our retention goals;
•The compensation practices of our peer group; and
•Our chief executive officer’s recommendations with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decisions for each of our executive officers, including our NEOs. The compensation committee and the board of directors, as applicable, do not assign relative weights or rankings to these factors and do not consider any single factor as determinative in the compensation of our executive officers.
Role of Chief Executive Officer
At the request of the compensation committee, our chief executive officer made recommendations to the compensation committee to assist in determining 2025 compensation levels for the named executive officers other than with respect to his own compensation. The compensation committee considers our chief executive officer’s evaluation and his direct knowledge of each named executive officer’s performance and contributions when making compensation decisions. However, the ultimate decisions regarding 2025 executive compensation were made by the compensation committee.
Role of Compensation Consultant
The compensation committee reserves the right to engage the services of outside advisors, experts, and others to assist in fulfillment of the committee’s mandate in accordance with its charter. Our compensation committee has retained Semler Brossy as its compensation consultant to advise the compensation committee on compensation and governance matters. The compensation committee has determined that Semler Brossy was independent and that there was no conflict of interest resulting from retaining Semler Brossy as an advisor to the committee.
Role of Market Data and Peer Group
On at least an annual basis, our compensation committee assesses our NEO compensation against competitive market data for the companies in our peer group. In connection with this annual review, our compensation committee also reviews the Company’s peer group and determines whether changes are necessary. Our peer group review took into account multiple factors in which we selected companies that were similar in size, in the healthcare industry, including healthcare services, healthcare technology, and managed healthcare, and with similar direction on industry and business strategy.

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In particular, for 2025 compensation determinations, the compensation committee considered compensation data from the public filings of the following companies:

Alignment Healthcare, Inc. (ALHC)	Omnicell, Inc. (OMCL)
Astrana Health, Inc. (ASTH)	Premier, Inc. (PINC)
Azenta, Inc. (AZTA)	Privia Health Group, Inc. (PRVA)
Certara, Inc. (CERT)	QuidelOrtho Corporation (QDEL)
CorVel Corporation (CRVL)	R1 RCM Inc.
Evolent Health, Inc. (EVH)	RadNet, Inc. (RDNT)
Haemonetics Corporation (HAE)	Repligen Corporation (RGEN)
HealthEquity, Inc. (HQY)	Sotera Health Company (SHC)
Masimo Corporation (MASI)	Teladoc Health, Inc. (TDOC)
NeoGenomics, Inc. (NEO)
The peer group used to evaluate 2025 compensation was the same as 2024. The compensation committee approved adjustments to this group for 2026 compensation determinations, with input from Semler Brossy, to account for M&A activity among our peers. Specifically, for 2026, the committee approved the removal of R1 RCM Inc. from the peer group following its acquisition. The compensation committee will continue to make changes to the peer group as warranted to reflect changes in the size, business profile, and publicly listed status of the companies to help ensure that companies comparable in size and business profile to us are included and continue to be appropriate for our compensation-setting process.
Use of Peer Group
The compensation committee reviewed our named executive officer compensation against the peer group to ensure that the compensation for our named executive officers is competitive and sufficient to recruit and retain top talent. Compensation data from public filings of companies in our peer group formed the basis of the competitive analysis and pay mix comparison. The compensation committee assesses our named executive officers’ pay competitiveness using a holistic assessment of several factors, including market data, scope of responsibilities, tenure, skills, and experience. The committee does not rely on a quantitative formula or target a specific percentile in setting executive pay levels.
Elements of Executive Compensation
Our executive compensation packages generally include:
•Base salary;
•Annual performance-based cash incentives; and
•Equity-based compensation.

We believe that our compensation mix supports our objectives of motivating, rewarding, attracting, and retaining high caliber management deemed essential to ensuring our success and aligning executive compensation with our short- and long-term objectives, business strategy, and financial performance. We intend to continue to evaluate the mix of base salary, short-term incentive compensation, and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.
Our 2025 equity program provided for serviced-based awards in stock options and restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) for our named executive officers. The awards represent a long-term, performance-based compensation structure that promotes retention and incentivizes commitment to the operating results of the Company. At this stage of our growth cycle, a significant portion of the total compensation of our executive officers (including compensation in respect of outstanding equity awards granted in prior years) is directly tied, through the use of stock options, RSUs, and PSUs, to the growth and long-term success of the Company.
Base Salary
The base salaries of our named executive officers are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. The compensation committee reviews the base salaries of our executive officers annually (or otherwise at the time of a new hire or promotion) and makes any adjustments it deems necessary. In setting base salaries, the compensation committee considers changes in responsibilities, individual performance, tenure in position, internal pay equity, Company performance, market data for individuals in similar positions, and advice from our independent compensation consultant. The compensation committee gives no specific weighting to any one factor in setting the level of base salary, and its review process ultimately relies on the subjective exercise of the compensation committee’s judgment.

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The compensation committee determined in 2023, with input from its former independent compensation consultant, that the base salaries for all NEOs at the time were below market-competitive levels. In an effort to improve alignment with the market for their positions, in recognition of the criticality of their roles, and, where applicable, their increased responsibilities, the compensation committee determined to increase the base salaries of our NEOs serving at that time to a level that is market competitive. The committee elected to gradually implement such increases over the three-year period beginning in 2023 and ending in 2025. The compensation committee will continue to review base salaries on a regular basis, with input from its independent compensation consultant, and make adjustments as necessary to maintain pay levels that are competitive with similarly sized industry peers.
The following table sets forth the annualized base salaries of our named executive officers for 2025 and 2024:

Named Executive Officer	Fiscal 2025 Annual Base Salary	Fiscal 2024 Annual Base Salary	Year-over-Year Increase
Peter Anevski	$900,000	$780,000	+15%
Mark Livingston	$550,000	$482,000	+14%
Allison Swartz	$425,000	$363,000	+17%
Melissa Cummings(1)	$600,000	N/A	N/A
Geoffrey Clapp(2)	$425,000	N/A	N/A
______________________
(1)Ms. Cummings’ employment with the Company commenced on April 14, 2025. The salary shown represents Ms. Cummings annualized base salary rate as of December 31, 2025. Her actual base salary paid was pro-rated for the portion of the year she served in this role.
(2)Mr. Clapp’s employment with the Company commenced on March 17, 2025. The salary shown represents Mr. Clapp’s annualized base salary rate as of December 31, 2025. His actual base salary paid was pro-rated for the portion of the year he served in this role.
Annual Performance-Based Bonuses
We consider annual cash incentive bonuses to be an important component of our total compensation program. Annual cash bonuses provide incentives necessary to retain executive officers and drive annual performance of our key short-term corporate goals. Each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary, which may be earned between 0% and 150% of target levels based on achievement of financial and individual performance goals. Payments to our named executive officers under our bonus plan are determined by our compensation committee based, in the case of our named executive officers other than our chief executive officer, on recommendations made by our chief executive officer, considering each officer’s contributions to Company performance against our corporate goals and also measured against their own defined job responsibilities. Bonus payments made under our annual cash incentive program are entirely performance based, are not guaranteed, and may vary materially from year to year.
In 2025, our named executive officers participated in our annual cash incentive bonus program at the following target percentages of base salary as of December 31, 2025:

Named Executive Officer	Fiscal 2025 Target Percentage (of Base Salary)	Fiscal 2024 Target Percentage (of Base Salary)	Year-over-Year Increase
Peter Anevski	100%	100%	—
Mark Livingston	70%	60%	+10%
Allison Swartz	65%	50%	+15%
Melissa Cummings(1)	75%	N/A	N/A
Geoffrey Clapp(2)	65%	N/A	N/A
______________________
(1)Ms. Cummings’ employment with the Company commenced on April 14, 2025.
(2)Mr. Clapp’s employment with the Company commenced on March 17, 2025.
The target bonus opportunities for Mr. Livingston and Ms. Swartz increased from 2024 to 2025 to increase market competitiveness. For 2025, the maximum achievement opportunity for all executives was equal to 150% of their target bonus potential.

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2025 Financial Component Incentive Metrics
The Company’s annual cash incentive program is designed to align our executive’s compensation with the achievement of rigorous, pre-established financial and operational goals that support long-term stockholder value creation. Each year, the compensation committee undertakes a comprehensive review process to ensure that performance metrics are appropriately challenging, objectively measurable, and closely tied to the Company’s strategic priorities. The committee also evaluates prior-year outcomes, our business objectives, and market conditions each year to ensure the metrics continue to create a strong link between our executives’ pay and company performance.

Annual cash incentive payments relative to target for our named executive officers are based on the attainment of Company-wide financial goals (weighted 70%) and an individualized leadership assessment of each executive as determined by the compensation committee (weighted 30%).

For 2025, our compensation committee selected the following performance metrics because they are critical drivers of our strategic business plan and our long-term success:

Metric	Weighting	Rationale
Net Bookings	30%	Aligns with the Company’s strategy of growing committed revenue
Total Company Adjusted EBITDA	25%	Emphasizes topline growth combined with responsible expense management
Total Company Revenue	15%	Rewards for the Company’s delivery of top-line growth
Individual Performance	30%	Provides accountability for and assessment of individual executive performance against strategic objectives and milestones that are critical to the Company’s performance but may not appear in short-term financial results
Following completion of a fiscal year, the compensation committee reviews and approves the payouts of the financial component of the annual bonus, which are based on a formulaic assessment of actual achievement against each of the metrics established by the committee at the beginning of the year. In addition, our chief executive officer (together with our senior human resources management team) reviews the performance of the Company and evaluates the individual performance of each executive officer, including the NEOs, against previously-determined individual goals. Our chief executive officer then makes recommendations to the compensation committee as to the respective annual bonus amounts to be awarded for the individual performance component for each NEO (other than himself). The compensation committee (in the absence of our chief executive officer) reviews the performance of our chief executive officer and determines the appropriate amount of attainment for the individual component of his annual bonus.
Payments under Our 2025 Bonus Program
For 2025, we operated an annual cash-based incentive program for eligible employees, including our named executive officers, pursuant to which participants are eligible to receive bonuses based on the achievement of certain Company operational and strategic metrics and individual performance metrics (the “2025 Bonus Program”).
The 2025 Bonus Program included a variety of specified financial, operational, and strategic performance criteria based on the measures that the compensation committee and the board of directors considered important for the short-term and long-term health of our business. At the time these objectives were set, the compensation committee determined that they were appropriately rigorous (and in some cases, aggressive) incentive targets for management.

Financial Performance Factor
The compensation committee set threshold (50%), target (100%), and maximum (150%) achievement levels for the financial performance goals in February 2025, which were used to assess payouts under the 2025 Bonus Program. For 2025, the compensation committee approved usage of a range for target achievement (a “flat zone”) of our revenue and Adjusted EBITDA metrics to allow for flexibility in addressing market uncertainty and volatility while rewarding strong financial performance. To the extent actual performance is achieved below the threshold performance level set for a performance metric, the payout factor for that metric is 0%.
Under the 2025 Bonus Program, the compensation committee set bonus targets for the Adjusted EBITDA* and revenue performance goals at $192.0–$226.0* million and $1,175.0–$1,333.0 million, respectively. The net bookings targets were derived from the board-approved annual operating plan and were set at levels the compensation committee considered rigorous and aggressive. Based on the committee’s assessment of the financial performance goals for 2025 (including the Company’s achievement of Adjusted EBITDA* of $222 million* and revenue of $1,289 million for 2025), the compensation committee certified achievement of the financial performance factor of 85% (which is weighted 70% for overall bonus payouts for 2025). We have omitted disclosure of our net bookings performance metric because this information is competitively sensitive and we believe that disclosure of such information would result in competitive harm, as it would reveal detailed information about the Company’s anticipated revenue pipeline and operating plan at a level of specificity beyond what we otherwise report externally that could, in turn, provide competitors insight into our business strategy and operations and our approach to forecasting. As a result, competitors could adjust their own operational objectives or take other competitive measures in light of such information.

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*Adjusted EBITDA is a non-GAAP financial metric. We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; interest and other income, net; and provision for income taxes.
Individual Performance Factor

Our chief executive officer works with our senior human resources management team to assess performance of individuals against strategic goals set for each executive at the beginning of the year to determine achievement of the weighted individual performance factor. Assessment of the individual performance component is determined by our compensation committee based, in the case of our named executive officers other than our chief executive officer, on recommendations made by our chief executive officer, considering each officer’s contributions to Company performance against their individual goals and measured against their own defined job responsibilities. The compensation committee used the objectives set forth below to determine individual performance achievement.

Named Executive Officer	Assessment	Individual Performance Factor (30% of Bonus Payout)
Peter Anevski	Led our initiative to grow demand to generate new sales lives by 2028. Implemented improvements that unlocked accelerated EBITDA growth. Made progress on advising our existing suite of products to become market leading. Further reduced barriers to care for members to improve experience.	84%
Mark Livingston	Achieved key performance goals while increasing the share of technology investment to support long-term growth. Reduced average costs of services through disciplined resource management. Implemented workflow improvements that strengthened cash collections and enhanced operational efficiency.	97%
Allison Swartz	Maintained strong compliance standards across the organization. Drove down average costs of services while laying the groundwork for expanded federal and public sector sales opportunities.	84%
Melissa Cummings	Contributed to achieving EBITDA performance goals through improved operational discipline. Drove efficiency across provider engagements and furthered initiatives to improve the overall member experience.	88%
Geoffrey Clapp	Successfully launched new initiatives aligned with the Company’s go-forward strategy. Grew utilization rates of services and advanced efforts to improve the member experience.	75%
2025 Bonus Payout Results
In February 2026, the compensation committee reviewed and confirmed the Company’s performance against each of the objectives described above and determined the achievement against each metric within the applicable performance range. Specifically, the compensation committee determined individual payout levels for each NEO relative to their target bonus opportunities based on their respective individual involvement in goal achievement. The compensation committee also considered the degree to which a goal’s achievement directly impacted Company revenue. Individual goal involvement and achievement for each NEO is summarized in the table below.

Named Executive Officer	Target Bonus	Financial Performance Factor (70% of Bonus Payout)	Individual Performance Factor (30% of Bonus Payout)	Actual Bonus Payout
Peter Anevski	$870,000	85%	84%	$736,890
Mark Livingston	$373,100	85%	97%	$330,567
Allison Swartz	$266,175	85%	84%	$225,450
Melissa Cummings(1)	$450,000	85%	88%	$386,550
Geoffrey Clapp(1)	$276,250	85%	75%	$226,525
______________________
(1)Ms. Cummings’ and Mr. Clapp’s target bonuses were set as a percentage of their annualized base salaries in accordance with their respective employment agreements.
The actual amounts earned under the 2025 Bonus Program are set forth in the column of the Summary Compensation Table titled “Non-Equity Incentive Plan Compensation.”

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Equity-Based Compensation
We view equity-based compensation as a critical component of our compensation program. Equity-based compensation fosters an ownership culture across all levels of the Company, incentivizes contributions to long-term business growth, and aligns the interests of our executives with those of our stockholders. We rely on long-term equity awards to attract, motivate, and retain an outstanding executive team and to ensure a strong connection between our executive compensation program and the long-term interests of our stockholders. We do not currently have a formal policy for determining the number of equity-based awards to grant to our named executive officers. Our compensation committee reviews and considers data provided by its independent compensation consultant in its assessment of our long-term incentive program for determination of equity-based awards to be granted each year.

Commencing with 2025, our equity compensation program provides for awards in stock options (30% of target value), RSUs (40% of target value), and PSUs (30% of target value). We believe this mix of equity awards closely aligns the interests of our executives and our stockholders because stock options only have value to the extent the Company’s stock price increases from the stock price on the grant date, RSUs allow for retention and continuity of our leadership team that is critical to execute on our strategic business plan, and PSUs only have value if the Company achieves certain pre-determined goals.

Introduction of PSUs to Annual Long-Term Incentive Program in 2025
In direct response to stockholder feedback and to further motivate our executives to drive critical financial objectives, we introduced PSUs as an annual, regular component of our long-term executive compensation program in 2025, which further leverages the performance-based nature of the compensation program and aligns the interests of our NEOs with long-term stockholder value creation. Our PSU program is based on financial metrics that are measured over a three-year performance period that consists of three equal annual measurement periods. The compensation committee believes that this design of setting and measuring performance annually enables setting rigorous targets and provides flexibility for the Company to adapt to setting goals in a volatile macro environment. Each year’s performance goals and corresponding payout ranges are approved by the compensation committee in the first quarter of the corresponding fiscal year. Achievement of the performance goals for an annual measurement period is determined by the compensation committee at the end of each fiscal year, and final vesting will only occur at the end of the three-year period based generally on continued employment through such final vesting date.

The PSUs granted in 2025 may be earned between 0% and 150% of the target number of shares based on achievement of annual Adjusted EBITDA and revenue performance goals. Each of the three years are equally weighted, with performance against our Adjusted EBITDA performance goals and revenue performance goals comprising 70% and 30% of each year’s PSU achievement, respectively.

The compensation committee established the Adjusted EBITDA and revenue threshold (50%), target (100%), and maximum performance (150%) goals for the 2025 annual measurement period in February 2025. The compensation committee utilized the same targets for Adjusted EBITDA and revenue for the 2025 annual measurement period as were utilized under our 2025 Bonus Program described above. Following the end of 2025, and based on the achievement levels of Adjusted EBITDA and revenue for 2025 as described above, the compensation committee certified the level of achievement of the performance goals for the 2025 annual measurement period at 100%. The performance targets and payouts for 2025 are set forth in the tables below. Performance goals for years 2 (2026) and 3 (2027) will be disclosed following completion of each of these measurement periods.
2025 Equity Awards
The following table sets forth the target dollar value of stock options, RSUs, and PSUs granted to our named executive officers in fiscal year 2025. All equity awards granted to our NEOs in 2025 were made under the Progyny, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”).

		(in thousands)
Named Executive Officer	2025 Stock Options Granted(1)	2025 RSUs Granted(1)	2025 PSUs Granted(1)	Total
Peter Anevski(2)	$2,100	$2,800	$2,100	$7,000
Mark Livingston(3)	$600	$800	$600	$2,000
Allison Swartz(4)	$375	$500	$375	$1,250
Melissa Cummings(5)	$690	$920	$690	$2,300
Geoffrey Clapp(6)	$450	$600	$450	$1,500
______________________
(1)The stock option awards and RSU awards vest as to 33% of each award on the first anniversary of the grant date, with the remainder of each such award vesting in quarterly installments on each quarterly anniversary thereafter through the third anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date. The PSUs may be earned between 0% and 150% based on the level of achievement of the specified revenue performance goal (weighted 30%) and Adjusted EBITDA performance goal (weighted 70%) during annual measurement periods for each of 2025, 2026, and 2027. Any earned PSUs for any annual measurement period will vest on the date the compensation committee certifies performance

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achievement with respect to the 2027 annual measurement period, subject to the executive’s continued service through such date.
(2)On March 3, 2025, Mr. Anevski received a grant of 174,239 stock options at an exercise price of $22.00, 127,272 RSUs, and 95,453 PSUs as part of the Company’s annual merit grant process.
(3)On March 3, 2025, Mr. Livingston received a grant of 49,783 stock options at an exercise price of $22.00, 36,363 RSUs, and 27,272 PSUs as part of the Company’s annual merit grant process.
(4)On March 3, 2025, Ms. Swartz received a grant of 31,115 stock options at an exercise price of $22.00, 22,727 RSUs, and 17,042 PSUs as part of the Company’s annual merit grant process.
(5)On April 14, 2025, Ms. Cummings received a grant of 56,741 stock options at an exercise price of $22.08, 41,667 RSUs, and 31,247 PSUs in connection with the commencement of her employment with the Company.
(6)On March 17, 2025, Mr. Clapp received a grant of 39,120 stock options at an exercise price of $20.91, 28,694 RSUs, and 21,518 PSUs in connection with the commencement of his employment with the Company.
2022 Equity Awards
As disclosed in our 2023 proxy statement, on January 1, 2022, Mr. Anevski received a grant of 1,000,000 stock options at an exercise price of $50.35, 250,000 RSUs, and 250,000 PSUs in connection with his transition to his new role as chief executive officer. These awards were intended to compensate him for the two prior years (2020 and 2021) during which he did not receive an equity award. The PSUs granted to Mr. Anevski in 2022 vested and were earned in two equal tranches in the event that specified rigorous corporate revenue targets (as determined by the compensation committee) were achieved over any four consecutive fiscal quarters between the grant date and the fifth anniversary of the grant date. Each tranche of PSUs could be earned at any point prior to the fifth anniversary of the grant date; provided that if either or both tranches had not been earned prior to such date they would be forfeited for no consideration. The design of the 2022 PSUs served to align certain of our key executives’ interests with those of our long-term stockholders, incentivized the achievement of sustained and strong Company financial performance, and created retentive value.
During 2023, the Company achieved the revenue target associated with the first tranche of the PSUs over four consecutive fiscal quarters as approved by the compensation committee. Given that Mr. Anevski continued to be employed through the date of achievement of such target, the first tranche of the PSUs fully vested on October 31, 2023, resulting in the settlement of 125,000 PSUs to Mr. Anevski. During 2025, the Company achieved the revenue target associated with the second tranche of the PSUs over four consecutive fiscal quarters as approved by the compensation committee. Given that Mr. Anevski continued to be employed through the date of achievement of such target, the second tranche of the PSUs fully vested on October 31, 2025, resulting in the settlement of 125,000 PSUs to Mr. Anevski.
Other Company Compensation and Benefit Programs for Fiscal 2025
In 2025, in addition to the annual cash and long-term equity compensation programs described above, we provided the named executive officers with benefits consistent with those provided to other Company executives, as described below.
Comprehensive Health and Welfare Benefits Package
We provide a competitive benefits package to all full-time employees, including the named executive officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, and life insurance benefits.

Limited Perquisites and No Tax Gross-Ups
Since 2021, we have paid limited perquisites to our NEOs, and perquisites, therefore, do not play a significant role in executive compensation. These benefits and their incremental cost to the Company are described in the Summary Compensation Table and its footnotes. The compensation committee believes these perquisites to be reasonable, comparable with peer companies, and consistent with the Company’s overall compensation practices.
In addition, on occasion, our NEOs may travel via leased aircraft for business activities integrally and directly related to the NEO’s duties. As such, these amounts are not considered perquisites and, therefore, are not included in the Summary Compensation Table.
Employee Stock Purchase Plan
We maintain an employee stock purchase plan, or ESPP, for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the ESPP on the same terms as other full-time employees. We believe that providing a vehicle for employees to purchase Company stock and participate as owners in value creation adds to the overall desirability of our compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

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401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (the “Code”) limits, which are updated annually. Currently, we match 50% of the contributions that eligible employees make to the 401(k) plan up to 6% of the employee’s eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to employees until withdrawn or distributed from the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Other than our 401(k) plan generally available to all U.S. employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.
In the future, we may provide different and/or additional compensation components, benefits, and/or perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate, and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits, and/or perquisites will be subject to periodic review by the compensation committee.
Employment Agreements and Severance Benefits
We are party to employment agreements with each of our named executive officers, described in “Employment Arrangements, Severance, and Change in Control Benefits” below. In addition, in May 2024, our compensation committee approved the initial adoption of the Progyny, Inc. Executive Severance Plan (as amended in May 2025, the “Severance Plan”) for the benefit of certain executives of the Company. The Severance Plan provides for the payment of severance and other benefits to eligible participants in the event of an involuntary termination of employment by us without “cause,” a resignation of employment by a participant for “good reason,” or termination of a participant’s employment due to death or “disability” (each as defined in the Severance Plan). The benefits available under the Severance Plan are described in “Employment Arrangements, Severance, and Change in Control Benefits” below.
The compensation committee believes the employment agreements and the Severance Plan are essential elements of our executive compensation program and assist the compensation committee in recruiting and retaining talented executives. The compensation committee also believes the benefits provided for under these arrangements serve to minimize the distractions to the executive, reduce the risk that the executive will depart the Company before an acquisition is consummated, and allow the executive to focus on continuing normal business operations and the success of a potential transaction, rather than worrying about how business decisions that may be in our best interest and the interests of our stockholders will impact their own financial security. Further, the employment agreements and the Severance Plan are in line with customary practices at an executive level at our peer companies.
Tax and Accounting Considerations
Section 409A of the Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Section 280G of the Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting under long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

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Section 162(m) of the Code
Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our named executive officers. While the compensation committee may consider the deductibility of compensation as a factor in determining executive compensation, the committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives, without regard to the deductibility of compensation.
Accounting Standards
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of RSUs and PSUs under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Responsible Equity Grant Practices
Our equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the fair market value of our common stock on such dates. Equity grants are awarded under our stockholder approved plans, and we do not backdate, reprice, or grant equity awards retroactively. Our stockholder approved equity plans prohibit repricing of awards or exchanges of underwater stock options for cash or other securities without stockholder approval.
We have the following practices regarding equity compensation grants:
•It is the compensation committee’s policy to grant ordinary course annual equity awards on the day of the compensation committee’s first regularly scheduled meeting held each year, which is scheduled approximately six months in advance. At the compensation committee meeting, the compensation committee approves each named executive officer’s equity award.
•The Company does not schedule its equity grants in anticipation of the release of material nonpublic information nor does the Company time the release of material nonpublic information based on grant dates of equity. In the event material nonpublic information becomes known to the compensation committee prior to granting an equity award, the compensation committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
•Equity award accounting complies with generally accepted accounting principles in the United States and is transparently disclosed in our SEC filings.

In accordance with SEC rules, the following table presents information about stock options issued to our NEOs in fiscal year 2025 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material nonpublic information and ending one business day after the filings or furnishing of such report with the SEC.

Named Executive Officer	Grant Date	Number of Shares Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award
Percentage Change in the Closing Market Price of the Shares Underlying the Award between the Trading Day Ending Immediately Prior to the Disclosure of MNPI and the Trading Day Beginning Immediately following the Disclosure of MNPI(1)

Peter Anevski	3/3/2025	174,239	$22.00	$2,099,995	(4)%
Mark Livingston	3/3/2025	49,783	$22.00	$600,000	(4)%
Allison Swartz	3/3/2025	31,115	$22.00	$375,000	(4)%
______________________
(1)On March 3, 2025, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The percentage change in the closing market price of the Company’s common stock between the trading day ending immediately prior to the filing (February 28, 2025) and the trading day beginning immediately following the filing (March 4, 2025) is 4%.

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Clawback Policy
In August 2023, our board of directors approved the Progyny, Inc. Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), which was effective as of December 1, 2023. The Clawback Policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the Clawback Policy, which applies to the Company’s current and former Section 16 officers, the Company must promptly recover erroneously awarded incentive-based compensation, subject to limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (i) the errors were left uncorrected in the current report or (ii) the error correction was recognized in the current period (“little r” restatements). The Clawback Policy does not provide for enforcement discretion by the compensation committee or the board of directors and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault. A copy of the Clawback Policy is filed as Exhibit 97 to the Annual Report.
Stock Ownership Guidelines
The compensation committee has explored implementing stock ownership guidelines for executive officers and non-employee directors but concluded that, based on ownership levels at the time assessed, all of our then-current executive officers and non-employee directors held sufficient equity interests. As a result, the compensation committee determined that it was not necessary to adopt formal stock ownership guidelines to protect the interests of our stockholders or to further align the interests of our executive officers and non-employee directors with those of our stockholders.
Compensation Policies and Practices as Related to Risk Management
The compensation committee reviews and considers the risks associated with our compensation program, and after considering these factors, the compensation committee and management do not believe that the Company maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. Our employees’ base salaries are fixed in amount, and thus we do not believe that they encourage excessive risk-taking. A significant portion of the compensation provided to our employees is in the form of long-term equity-based incentives that we believe are important to help align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

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Compensation Committee Report
The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on such review and discussion, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference in the Company’s Annual Report.
Roger Holstein, Chair
Jeff Park
Norman Payson, M.D.
Cheryl Scott

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2025 Summary Compensation Table
The following table sets forth information about the compensation of our named executive officers for the years ended December 31, 2025, December 31, 2024, and December 31, 2023. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Peter Anevski Chief Executive Officer	2025	870,000	—	3,499,980	2,099,995	736,890	13,747	7,220,612
	2024	780,000	—	—	—	568,000	13,112	1,361,112
	2023	500,000	—	—	—	580,000	13,512	1,093,512
Mark Livingston Chief Financial Officer	2025	533,000	—	999,988	600,000	330,567	16,819	2,480,374
	2024	482,000	—	532,200	884,079	224,520	15,570	2,138,369
	2023	425,000	—	253,610	395,728	310,000	14,562	1,398,900
Allison Swartz EVP, General Counsel and Secretary	2025	409,500	—	624,976	375,000	225,450	10,225	1,645,151
	2024	363,000	—	532,200	884,079	145,200	7,649	1,932,128
	2023	350,000	—	—	—	190,000	6,222	546,222
Melissa Cummings Chief Operating Officer(4)	2025	429,546	—	1,149,993	689,988	386,550	39,084	2,695,161
Geoffrey Clapp Chief Product Officer(5)	2025	336,458	—	749,979	450,000	226,525	9,666	1,772,628
______________________
(1)Amounts reported represent the aggregate grant date fair value of stock options, RSUs, and PSUs granted to our named executive officers, computed in accordance with ASC Topic 718 and for stock options, using Black-Scholes, excluding the estimated effect of forfeitures. The grant date fair values may differ from the approved values in the Compensation Discussion and Analysis because of the accounting methodology used to report the PSUs in this column, as required by SEC rules. The assumptions used in calculating the grant date fair value of the stock options, RSUs, and PSUs reported in these columns are set forth in Note 11 of our audited consolidated financial statements included in the Annual Report. These amounts do not reflect the actual economic value that may be realized by the executive officers. For the PSUs granted in 2025, the grant date fair value of the awards (assuming maximum achievement of the performance goals) is as follows: for Mr. Anevski, $3,149,960; for Mr. Livingston, $899,976; for Ms. Swartz, $562,386; for Ms. Cummings, $1,034,912; and for Mr. Clapp, $674,912.
(2)Amounts reported represent the named executive officers’ total performance-based cash bonuses earned for 2025, 2024, and 2023, as applicable, based on the achievement of performance goals as described in the Compensation Discussion and Analysis.
(3)For Mr. Anevski for 2025, this amount includes 401(k) matching contributions of $9,350 and payment of term life insurance premiums of $4,397. For Mr. Livingston for 2025, this amount includes 401(k) matching contributions of $10,490 and payment of term life insurance premiums of $6,329. For Ms. Swartz for 2025 this amount includes 401(k) matching contributions of $8,684 and payment of term life insurance premiums of $1,541. For Ms. Cummings for 2025, this amount includes 401(k) matching contributions of $5,250; payment of term life insurance premiums of $2,924; and housing reimbursements of $30,910 in accordance with the terms of her employment agreement. For Mr. Clapp for 2025, this amount includes 401(k) matching contributions of $7,637 and payment of term life insurance premiums of $2,029.
(4)Ms. Cummings’ employment with the Company commenced on April 14, 2025.
(5)Mr. Clapp’s employment with the Company commenced on March 17, 2025.

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Grants of Plan-Based Awards — Fiscal Year 2025
The following table shows all plan-based awards granted to the named executive officers during 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Peter Anevski	N/A	—	870,000	1,740,000		—	—	—	—	—		—	—
	3/3/25	—	—	—		—	—	—	127,272	—		—	2,799,984
	3/3/25	—	—	—		47,726	95,453	143,179	—	—		—	699,998
	3/3/25	—	—	—		—	—	—	—	174,239		22.00	2,099,995
Mark Livingston	N/A	—	373,100	746,200		—	—	—	—	—		—	—
	3/3/25	—	—	—		—	—	—	36,363	—		—	799,986
	3/3/25	—	—	—		13,635	27,272	40,907	—	—		—	199,995
	3/3/25	—	—	—		—	—	—	—	49,783		22.00	600,000
Allison Swartz	N/A	—	266,175	532,350		—	—	—	—	—		—	—
	3/3/25	—	—	—	—	—	—	—	22,727	—	—	—	499,994
	3/3/25	—	—	—		8,521	17,042	25,563	—	—		—	124,975
	3/3/25	—	—	—		—	—	—	—	31,115		22.00	375,000
Melissa Cummings	N/A	—	450,000	900,000		—	—	—	—	—		—	—
	4/14/25	—	—	—		—	—	—	41,667	—		—	920,000
	4/14/25	—	—	—		15,623	31,247	46,870	—	—		—	229,978
	4/14/25	—	—	—		—	—	—	—	56,741		22.08	689,988
Geoffrey Clapp	N/A	—	276,250	552,500		—	—	—	—	—		—	—
	3/17/25	—	—	—		—	—	—	28,694	—		—	599,992
	3/17/25	—	—	—		10,758	21,518	32,276	—	—		—	149,980
	3/17/25	—	—	—		—	—	—	—	39,120		20.91	450,000
______________________
(1)Amounts reported represent the range of estimated payouts targeted for 2025 performance bonuses under our 2025 Bonus Program for our executive officers as described above in “Elements of Executive Compensation.” The actual cash bonus payments paid in 2026 based on 2025 performance are set forth in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”
(2)Amounts reported represent awards of PSUs granted to each named executive officer in 2025 under the 2019 Plan. The PSUs may be earned between 0% and 150% based on the level of achievement of the specified revenue performance goal (weighted 30%) and Adjusted EBITDA performance goal (weighted 70%) during annual measurement periods for each of 2025, 2026, and 2027. Any earned PSUs for any annual measurement period will vest on the date the compensation committee certifies performance achievement with respect to the 2027 annual measurement period, subject to the executive’s continued service through such date.
(3)Amounts reported represent awards of RSUs granted to each named executive officer in 2025 under the 2019 Plan. Each award vests as to 33% on the first anniversary of the grant date, with the remainder vesting in quarterly installments on each quarterly anniversary thereafter through the third anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(4)Amounts reported represent awards of stock options granted to each named executive officer in 2025 under the 2019 Plan. Each award vests as to 33% on the first anniversary of the grant date, with the remainder vesting in quarterly installments on each quarterly anniversary thereafter through the third anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(5)Amounts reported represent the aggregate grant date fair value of stock options, RSUs, and PSUs granted to our named executive officers in 2025, computed in accordance with ASC Topic 718 and for stock options, using Black-Scholes, excluding the estimated effect of forfeitures. The grant date fair values may differ from the approved values in the Compensation Discussion and Analysis because of the accounting methodology used to report the PSUs in this column, as required by SEC rules. The assumptions used in calculating the grant date fair value of the stock options, RSUs, and PSUs reported in this column are set forth in Note 11 to our audited consolidated financial statements included in the Annual Report. These amounts do not reflect the actual economic value that may be realized by the executive officers.

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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Peter Anevski	3/3/25	—	—	—	—	—	—	95,453(2)		2,451,233
	3/3/25	—	—	—	—	127,272(3)	3,268,345	—		—
	3/3/25	—	174,239(3)	22.00	3/2/2035	—	—	—		—
	10/18/22	600,000(4)	200,000(4)	39.39	10/17/2032	—	—	—		—
	1/1/22	—	—	—	—	15,625(5)	401,250	—		—
	1/1/22	937,500(5)	62,500(5)	50.35	12/31/2031	—	—	—		—
	5/24/19	715,556(6)	—	3.95	5/23/2029	—	—	—		—
	8/17/18	34,042(7)	—	1.50	8/16/2028	—	—	—		—
	8/4/17	472,107(7)	—	0.91	8/3/2027	—	—	—		—
Mark Livingston	3/3/25	—	—	—	—	—	—	27,272(2)		700,345
	3/3/25	—	—	—	—	36,363(3)	933,802	—		—
	3/3/25	—	49,783(3)	22.00	3/2/2035	—	—	—		—
	3/4/24	—	—	—	—	8,435(8)	216,611	—		—
	3/4/24	19,690(8)	25,310(8)	35.48	3/3/2034	—	—	—		—
	3/2/23	—	—	—	—	2,185(9)	56,111	—		—
	3/2/23	13,750(9)	6,250(9)	36.23	3/1/2033	—	—	—		—
	10/18/22	187,500(4)	62,500(4)	39.39	10/17/2032	—	—	—		—
	9/1/21	250,000(10)	—	56.29	8/31/2031	—	—	—		—
	3/3/21	20,000(11)	—	42.78	3/2/2031	—	—	—		—
	3/9/20	6,186(12)	—	23.16	3/8/2030	—	—	—		—
Allison Swartz	3/3/25	—	—	—	—	—	—	17,042(2)		437,639
	3/3/25	—	—	—	—	22,727(3)	583,629	—		—
	3/3/25	—	31,115(3)	22.00	3/2/2035	—	—	—	—	—
	3/4/24	—	—	—	—	8,435(8)	216,611	—		—
	3/4/24	19,690(8)	25,310(8)	35.48	3/3/2034	—	—	—		—
	11/28/22	—	—	—	—	15,000(13)	385,200	—		—
	11/28/22	131,252(13)	43,748(13)	36.92	11/27/2032	—	—	—		—
Melissa Cummings	4/14/25	—	—	—	—	—	—	31,247(2)		802,423
	4/14/25	—	—	—	—	41,667(14)	1,070,009	—		—
	4/14/25	—	56,741(14)	22.08	4/13/2035	—	—	—		—
Geoffrey Clapp	3/17/25	—	—	—	—	—	—	21,518(2)		552,582
	3/17/25	—	—	—	—	28,694(15)	736,862	—		—
	3/17/25	—	39,120(15)	20.91	3/16/2035	—	—	—		—
______________________
(1)For stock awards, this value is based on the closing price of our common stock on December 31, 2025 of $25.68.
(2)Represents awards of PSUs granted to each named executive officer in 2025 under the 2019 Plan. The PSUs may be earned between 0% and 150% based on the level of achievement of the specified revenue performance goal (weighted 30%) and Adjusted EBITDA performance goal (weighted 70%) during annual measurement periods for each of 2025, 2026, and 2027. Any earned PSUs for any annual measurement period will vest on the date the compensation committee certifies performance achievement with respect to the 2027 annual measurement period, subject to the executive’s continued service through such date. The amounts in the table reflect actual achievement of the performance goals for the 2025 annual measurement period (100%)

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and reflect target achievement (100%) of the performance goals for any annual measurement periods that were not completed as of December 31, 2025.
(3)Each award vested as to 33% on March 3, 2026, with the remainder vesting in quarterly installments on each quarterly anniversary thereafter through the third anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(4)Each award vested as to 25% on October 18, 2023, with the remainder vesting in equal quarterly installments on each quarterly anniversary thereafter through the fourth anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(5)Each award vested as to 25% on January 1, 2023, with the remainder vesting in equal quarterly installments on each quarterly anniversary thereafter through the fourth anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(6)Each award vested as to 25% on May 23, 2020, with the remainder vesting in equal monthly installments on each monthly anniversary thereafter through the fourth anniversary of the grant date.
(7)The award granted on August 17, 2018 vested as to 25% on January 16, 2018, with the remainder vesting in equal monthly installments on each monthly anniversary thereafter through the fourth anniversary of the grant date. The award granted on August 4, 2017 vested as to 25% on January 16, 2018, with the remainder vesting in equal monthly installments on each monthly anniversary thereafter through the fourth anniversary of the grant date.
(8)Each award vested as to 25% on March 4, 2025, with the remainder vesting in equal quarterly installments on each quarterly anniversary thereafter through the fourth anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(9)Each award vested as to 25% on March 2, 2024, with the remainder vesting in equal quarterly installments on each quarterly anniversary thereafter through the fourth anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(10)Each award vested as to 25% on September 1, 2022, with the remainder vesting in equal quarterly installments on each quarterly anniversary thereafter through the fourth anniversary of the grant date.
(11)Each award vested as to 25% on February 26, 2022, with the remainder vesting in equal quarterly installments on each quarterly anniversary thereafter through the fourth anniversary of the grant date.
(12)Each award vested as to 25% on March 9, 2021, with the remainder vesting in equal quarterly installments on each quarterly anniversary thereafter through the fourth anniversary of the grant date.
(13)Each award vested as to 25% on November 28, 2023, with the remainder vesting in equal monthly installments on each monthly anniversary thereafter through the fourth anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(14)Each award vests as to 33% on April 14, 2026, with the remainder vesting in quarterly installments on each quarterly anniversary thereafter through the third anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.
(15)Each award vested as to 33% on March 17, 2026, with the remainder vesting in quarterly installments on each quarterly anniversary thereafter through the third anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.

37

Option Exercises and Stock Vested — Fiscal Year 2025
The following table shows the number of shares acquired upon exercise of stock option awards and the vesting of stock awards during 2025 and the value realized upon exercise or vesting, as applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Peter Anevski	—	—	187,500(3)	4,094,844
Mark Livingston	—	—	22,813(4)	516,272
Allison Swartz	—	—	21,565(5)	497,710
______________________
(1)Represents the gross number of shares acquired on the vesting of RSUs without taking into account any shares withheld to satisfy the applicable tax obligations.
(2)Represents the value of vested RSUs, calculated by multiplying (a) the number of vested RSUs by (b) the closing stock price of the immediately preceding trading day. The individual totals may include multiple vesting transactions during the year.
(3)After withholding shares sufficient to cover applicable taxes on the vesting of RSUs, Mr. Anevski received a total of 93,594 net shares.
(4)After withholding shares sufficient to cover applicable taxes on the exercise of RSUs, Mr. Livingston received a total of 13,812 net shares.
(5)After withholding shares sufficient to cover applicable taxes on the vesting of RSUs, Ms. Swartz received a total of 13,455 net shares.

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Potential Payments upon Termination or Change in Control
This section describes the benefits payable to our named executive officers in the event of termination of employment or a change in control.
Employment Arrangements, Severance, and Change in Control Benefits
We are party to employment agreements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus targets, eligibility for employee benefits, and severance benefits upon a qualifying termination of employment, subject to such named executive officer executing a separation agreement and general release of claims with us.
In addition, in May 2024, our compensation committee approved the initial adoption of the Severance Plan for the benefit of certain executives of the Company. The Severance Plan provides for payment of severance and other benefits to eligible participants in the event of an involuntary termination of employment by us without “cause,” a resignation of employment by a participant for “good reason,” or termination of a participant’s employment due to death or “disability” (each as defined in the Severance Plan).
With respect to each participant, the Severance Plan provides that, upon a qualifying termination, the participant will be eligible to receive: (i) an amount equal to twelve (12) months of base salary, payable in equal installments; (ii) a pro-rated amount of the participant’s annual bonus, payable in a lump sum; (iii) subsidized COBRA during the twelve (12)-month severance period; (iv) any time-based equity awards that are scheduled to vest during the twelve (12)-month period following a participant’s termination date will vest; and (v) any performance-based equity awards shall become 100% vested, unless otherwise provided in the applicable award agreement governing such award (collectively, the “Severance Benefits”).
Upon a qualifying termination that occurs within one (1) month prior to or the twelve (12)-month period immediately following a “change of control” (as defined in the Severance Plan), a participant will be eligible to receive the Severance Benefits, except that the following shall be substituted for their respective counterparts: (i) an amount equal to twelve (12) months of base salary, payable in a single lump sum; (ii) accelerated vesting of 100% of the participant’s then-unvested time-based equity awards; and (iii) accelerated vesting of the participant’s then-outstanding performance-based equity awards at the greater of target or actual level of achievement of any applicable performance conditions, unless otherwise provided in the applicable award agreement governing such award.
In the event that a participant’s employment is terminated due to death or disability, the participant will be eligible to receive: (i) accelerated vesting of 100% of their then-unvested time-based equity awards; (ii) with respect to each outstanding unvested performance-based equity award held by the participant, (a) any time-based service vesting conditions applicable to the award shall be deemed satisfied as of the date of termination, (b) any portion of the award with respect to which the applicable performance period has already been completed as of the termination date shall vest based on actual performance during the performance period, and (c) any portion of the award with respect to which the applicable performance period has not been completed as of the termination date shall vest based on the greater of (1) the target level of achievement of any applicable performance conditions or (2) the actual level of achievement of any applicable performance conditions as of the date of termination, unless otherwise provided in the applicable award agreement governing the terms of such performance-based equity award; and (iii) any vested stock options will remain exercisable for twelve (12) months following the termination date.
Participants who entered into employment agreements with the Company prior to the initial adoption of the Severance Plan will receive, with respect to each component of the severance benefits, the greater of (i) the benefit under the Severance Plan or (ii) the benefit under such participant’s employment agreement. A participant’s right to receive the severance payments and benefits is subject to their execution and non-revocation of a general release of claims in favor of the Company and their continued compliance with any applicable restrictive covenants.
The foregoing description of the Severance Plan is qualified in its entirety by reference to the complete text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 9, 2025 and is incorporated herein by reference.
Peter Anevski
Effective January 1, 2022, we entered into a new employment agreement with Mr. Anevski in connection with his transition to chief executive officer.
Pursuant to his employment agreement, Mr. Anevski will be eligible to receive the following severance benefits if he is terminated without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his employment agreement): (i) continued payment of his then-current base salary for a period of twelve (12) months, payable in installments; (ii) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (iii) payment of COBRA premiums for him (and his eligible dependents) for up to twelve (12) months following his termination; (iv) twelve (12) months of accelerated vesting of his then-unvested shares subject to outstanding equity awards other than the 250,000 PSUs granted to him on January 1, 2022; (v) 100% vesting of the 250,000 PSUs granted to him on January 1, 2022; and (vi) his vested stock options will remain exercisable for twelve (12) months following his date of termination (but no later than the expiration of the original term).

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If Mr. Anevski is terminated without “cause” or resigns for “good reason” within one (1) month prior to or within two (2) years following an “acquisition” (as defined in his employment agreement), he will be eligible to receive the payments described in the preceding paragraph, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment, including 100% vesting of any unvested PSUs, and his vested stock options will remain exercisable for twelve (12) months following his date of termination (but no later than the expiration of the original term). Resignation by Mr. Anevski for “good reason” within two (2) years of an “acquisition” includes resignation by Mr. Anevski for any or no reason after the nine (9)-month anniversary of an acquisition.
If Mr. Anevski resigns without “good reason” or is terminated for “cause,” he will not be entitled to any severance benefits, his equity awards will no longer vest, and all payments, other than those already earned, will terminate.
If Mr. Anevski is terminated due to his disability, his then-outstanding vested stock options will be exercisable for twelve (12) months following his last day of employment but no later than the expiration of the original term.
If Mr. Anevski’s employment is terminated due to his death, his then-outstanding equity awards will accelerate in full.
Mr. Anevski’s severance benefits are conditioned, among other things, on compliance with his post-termination obligations under his employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.
To the extent any benefit under the Severance Plan is more beneficial to Mr. Anevski than the benefits that apply under his employment agreement, Mr. Anevski is eligible to receive such benefit under the Severance Plan.
Mark Livingston
Effective June 7, 2022, we entered into a new employment agreement with Mr. Livingston.
Pursuant to his employment agreement, Mr. Livingston will be eligible to receive the following severance benefits if he is terminated without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his employment agreement): (i) continued payment of his then-current base salary for a period of six (6) months, payable in equal installments; (ii) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (iii) payment of COBRA premiums for him (and his eligible dependents) for up to six (6) months following his termination; (iv) six (6) months of accelerated vesting of his then-unvested shares subject to outstanding equity awards; and (v) his vested stock options will remain exercisable for twelve (12) months following his termination.
If Mr. Livingston is terminated without “cause” or resigns for “good reason” within one (1) month prior to or within two (2) years following an “acquisition” (as defined in his employment agreement), he will be eligible to receive the payments described in the preceding paragraph, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment.
If Mr. Livingston resigns without “good reason” or is terminated for “cause,” he will not be entitled to any severance benefits, his equity awards will no longer vest, and all payments, other than those already earned, will terminate.
If Mr. Livingston is terminated due to his disability, his then-outstanding vested stock options will be exercisable for twelve (12) months following his last day of employment.
If Mr. Livingston’s employment is terminated due to his death, his then-outstanding equity awards will accelerate in full.
Mr. Livingston’s severance benefits are conditioned, among other things, on compliance with his post-termination obligations under his employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.
To the extent any benefit under the Severance Plan is more beneficial to Mr. Livingston than the benefits that apply under his employment agreement, Mr. Livingston is eligible to receive such benefit under the Severance Plan.
Allison Swartz

Effective October 27, 2022, we entered into an employment agreement with Ms. Swartz as our Executive Vice President, General Counsel. Ms. Swartz is not entitled to any severance benefits under her employment agreement. However, Ms. Swartz is entitled to severance benefits under the Severance Plan, as described above.
Melissa Cummings
Effective March 14, 2025, we entered into an employment agreement with Ms. Cummings.

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Pursuant to her employment agreement, Ms. Cummings will be eligible to receive the following severance benefits if she is terminated without “cause” or if she resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in her employment agreement): (i) continued payment of her then-current base salary for a period of twelve (12) months, payable in equal installments; (ii) payment of her current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (iii) payment of COBRA premiums for her (and her eligible dependents) for up to twelve (12) months following her termination; (iv) twelve (12) months of accelerated vesting of her then-unvested shares subject to outstanding equity awards other than performance-based restricted stock units; (v) settlement within sixty (60) days of any portion of her 2025 performance-based restricted stock units with respect to which the annual performance-based conditions have been met as of the date of termination; and (vi) her vested stock options will remain exercisable for twelve (12) months following her termination (but no later than the expiration of the original term).
If Ms. Cummings is terminated without “cause” or resigns for “good reason” within one (1) month prior to or within two (2) years following an “acquisition” (as defined in her employment agreement), she will be eligible to receive: (a) the payments described in (i)-(iii) and (v) of the preceding paragraph; and (b) 100% vesting of the unvested portion of her outstanding stock options, restricted stock units, and 2025 performance-based restricted stock units (which shall vest based on target level of achievement).
If Ms. Cummings resigns without “good reason” or is terminated for “cause,” she will not be entitled to any severance benefits, her equity awards will no longer vest, and all payments, other than those already earned, will terminate.
If Ms. Cummings is terminated due to her death or disability, (i) her outstanding vested stock options will be exercisable for twelve (12) months following her last day of employment; (ii) her 2025 restricted stock units and 2025 performance-based restricted stock units will vest in full (with the performance-based restricted stock units vesting at the target level of achievement); (iii) all payments, other than those already earned, will terminate; and (iv) she will not be entitled to any severance benefits.
Ms. Cummings’ severance benefits are conditioned, among other things, on compliance with her post-termination obligations under her employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.
Geoffrey Clapp
Effective March 6, 2025, we entered into an employment agreement with Mr. Clapp.
Pursuant to his employment agreement, Mr. Clapp will be eligible to receive the following severance benefits if he is terminated without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his employment agreement): (i) continued payment of his then-current base salary for a period of six (6) months, payable in equal installments; (ii) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (iii) payment of COBRA premiums for him (and his eligible dependents) for up to six (6) months following his termination; (iv) six (6) months of accelerated vesting of his then-unvested shares subject to outstanding equity awards other than performance-based restricted stock units; (v) delivery in accordance with the applicable award agreement of any performance-based restricted stock units that have vested; and (vi) his vested stock options will remain exercisable for twelve (12) months following his termination (but no later than the expiration of the original term).
If Mr. Clapp is terminated without “cause” or resigns for “good reason” within one (1) month prior to or within two (2) years following an “acquisition” (as defined in his employment agreement), he will be eligible to receive: (a) the payments described in (i)-(iii) and (v) of the preceding paragraph; and (b) 100% vesting of the unvested portion of his outstanding stock options and restricted stock units, and his vested stock options will remain exercisable for twelve (12) months following his last day of employment.
If Mr. Clapp resigns without “good reason,” he will not be entitled to any severance benefits, his equity awards will no longer vest, and all payments, other than those already earned, will terminate.
If Mr. Clapp is terminated for “cause” or due to his death or disability, then he will not be entitled to any severance benefits, his equity awards will no longer vest, and all payments, other than those already earned, will terminate. Notwithstanding the foregoing, if his employment is terminated (i) due to his disability, then his vested stock options will remain exercisable for twelve (12) months following his last day of employment; or (ii) due to his death, then 100% of his stock options and restricted stock units will be deemed vested.
Mr. Clapp’s severance benefits are conditioned, among other things, on compliance with his post-termination obligations under his employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.

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Equity Plans
Pursuant to the Progyny, Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), and the 2019 Plan, in the event any of our employees, including our executives, are terminated by reason of death, such employee will be entitled to accelerated vesting of their then-unvested service-based awards. In the event of a termination of employment for any other reason, other than as set forth in an executive’s employment agreement, the applicable award agreement, or the Severance Plan (as described above), any unvested equity awards will be forfeited.
Under the terms of the PSUs granted to our NEOs in 2025, in the event of an NEO’s termination without “cause” or resignation for “good reason” prior to the final certification date of the PSUs, (i) any PSUs that have been previously earned for a completed annual measurement period will fully vest and (ii) any PSUs relating to any performance period that has not yet been completed will be forfeited in their entirety. In the event of the NEO’s termination due to death or disability prior to the final certification date of the PSUs, (i) any PSUs that have been previously earned for a completed annual measurement period will fully vest and (ii) any PSUs relating to any performance period that has not yet been completed will be deemed to vest at the greater of the target performance level or the actual level of achievement as of the date of termination. This treatment supersedes the default treatment under the Severance Plan or any other agreement between the NEO and the Company.
Summary of Potential Payments upon Termination or Change in Control
The following table summarizes the payments that would be made to our named executive officers who remained employed as of December 31, 2025 upon the occurrence of certain qualifying terminations of employment or a change in control, in each case, occurring on December 31, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the named executive officer during their employment that are available to all salaried employees, such as accrued vacation. There can be no assurance that a triggering event will produce the same or similar results as those estimated below if such event occurs on any other date or at any other price or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Benefit	Termination without Cause or Resignation for Good Reason (No Change in Control) ($)	Termination without Cause or Resignation for Good Reason Following a Change in Control ($)(1)	Death ($)	Disability ($)
Peter Anevski	Cash	1,770,000(2)	1,770,000(2)	—	—
	Equity Acceleration	3,476,076(3)	6,762,024(4)	6,762,024(5)	6,762,024(6)
	All Other Payments or Benefits	52,593(7)	52,593(7)	—	—
	Total	5,298,669	8,584,617	6,762,024	6,762,024
Mark Livingston	Cash	923,100(2)	923,100(2)	—	—
	Equity Acceleration	1,019,696(3)	2,090,070(4)	2,090,070(5)	2,090,070(6)
	All Other Payments or Benefits	40,013(7)	40,013(7)	—	—
	Total	1,982,809	3,053,183	2,090,070	2,090,070
Allison Swartz	Cash	691,175(2)	691,175(2)	—	—
	Equity Acceleration	1,030,531(3)	1,737,582(4)	1,737,582(5)	1,737,582(6)
	All Other Payments or Benefits	50,365(7)	50,365(7)	—	—
	Total	1,772,071	2,479,122	1,737,582	1,737,582
Melissa Cummings	Cash	918,750(2)	918,750(2)	—	—
	Equity Acceleration	898,242(3)	2,076,699(4)	2,076,699(5)	2,076,699(6)
	All Other Payments or Benefits	—	—	—	—
	Total	1,816,992	2,995,449	2,076,699	2,076,699
Geoffrey Clapp	Cash	488,750(2)	488,750(2)	—	—
	Equity Acceleration	565,120(3)	1,107,667(4)	1,476,047(5)	552,582(6)
	All Other Payments or Benefits	34,861(7)	34,861(7)	—	—
	Total	1,088,731	1,631,278	1,476,047	552,582
______________________
(1)Pursuant to their terms, the equity awards held by our named executive officers will not automatically accelerate in connection with a change in control unless they are not assumed or substituted in connection with the change in control.

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(2)Represents payment equal to (a) 12 months (or 6 months for Mr. Clapp) of the executive’s base salary at termination for the year ended December 31, 2025 and (b) the executive’s full target bonus for such year of termination (without proration assuming a termination date of December 31, 2025).
(3)Represents the value of (a) 12 months (or 6 months for Mr. Clapp) of additional vesting for unvested time-based equity awards and (b) vesting of one-third of the PSUs granted to the NEOs in 2025 (at 100% achievement of performance goals) and forfeiture of the remaining PSUs. The values are based on the closing price of our common stock on December 31, 2025 of $25.68 (and less, in the case of stock option awards, the exercise price). These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2025 and as a result are underwater.
(4)Represents the value of (a) 100% of all unvested time-based equity awards and performance-based equity awards that would be subject to accelerated vesting for all NEOs (other than Mr. Clapp) and (b) 100% of all unvested time-based equity awards that would be subject to accelerated vesting and the value of performance-based equity awards that would have vested as of December 31, 2025 for Mr. Clapp, based on the closing price of our common stock on December 31, 2025 of $25.68 (and less, in the case of stock option awards, the exercise price). These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2025 and as a result are underwater.
(5)Represents the value of 100% of unvested time-based equity awards and performance-based equity awards that would be subject to accelerated vesting (and reflects actual achievement of the one-third portion of the PSUs for the 2025 annual measurement period at 100% and the remaining two-thirds of the PSUs for the uncompleted measurement periods at the target performance level). The values are based on the closing price of our common stock on December 31, 2025 of $25.68. These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2025 and as a result are underwater.
(6)Represents the value of (a) 100% of unvested time-based equity awards that would be subject to accelerated vesting for all NEOs (other than Mr. Clapp) and (b) 100% of unvested performance-based equity awards that would be subject to accelerated vesting (and reflects actual achievement of the one-third portion of the PSUs for the 2025 annual measurement period at 100% and the remaining two-thirds of the PSUs for the uncompleted measurement periods at the target performance level). The values are based on the closing price of our common stock on December 31, 2025 of $25.68. These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2025 and as a result are underwater.
(7)Represents the estimated costs of continuation of group health benefits for 12 months (or 6 months for Mr. Clapp) following the executive’s termination.
For all NEOs, upon a termination by the Company (i) for “cause” (as defined in the relevant employment agreement or in the Severance Plan, as applicable, or as determined in accordance with the applicable equity plan) or (ii) due to a voluntary resignation without “good reason” (as defined in the relevant employment agreement or in the Severance Plan, as applicable), no severance benefits are payable to the NEOs.
Under the Severance Plan, and for Mr. Anevski, Ms. Cummings, and Mr. Clapp under the terms of their employment agreements, if payments and benefits provided to an NEO would constitute an “excess parachute payment” for purposes of Section 280G of the Code, the NEO will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state, and local taxes.

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CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all our employees (other than our chief executive officer). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal 2025, our chief executive officer’s annual total compensation was $7,220,612 and the median employee’s annual total compensation was $156,677. Accordingly, our CEO Pay Ratio for fiscal 2025 was approximately 46:1. The methodology, assumptions, and estimates used in determining our CEO Pay Ratio are described below.
Methodology, Assumptions, and Estimates Used in Determining Our CEO Pay Ratio
We selected December 31, 2025 as the date for determining the employee population used to identify the median employee. To identify the Company’s median employee, we used actual gross wages paid to each employee as of December 31, 2025. We believe this consistently applied compensation measure reasonably reflects annual compensation across the Company’s employee base. As of December 31, 2025, we had 855 employees (excluding our chief executive officer), consisting of full-time, part-time, seasonal, and temporary employees.
After identifying the Company’s median employee, we calculated the median employee’s and the chief executive officer’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Because Item 402(u) of Regulation S-K permits companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices, we believe that our CEO Pay Ratio should not be used as a basis for comparison between companies. In addition, we expect our CEO Pay Ratio may vary significantly year over year due to the size of the Company and the variability in employee compensation.
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

					Value of Initial Fixed $100 Investment Based On(7):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for non-PEO NEOs ($)(4)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)(4)(5)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)	Net Income (thousands) ($)	Adjusted EBITDA (thousands) ($)(8)
2025	7,220,612	10,338,859	2,148,329	2,716,064	60.58	136.40	58,520	222,092
2024	1,361,112	(16,038,379)	6,515,975	(953,437)	62.84	134.74	54,336	198,760
2023	1,093,512	7,268,130	986,131	2,429,254	135.45	133.85	62,037	187,076
2022	68,580,072	31,304,264	9,301,761	(708,249)	113.48	133.44	30,358	125,690
2021	862,462	12,703,237	5,449,136	6,880,527	183.42	138.35	65,769	67,347
______________________
(1)Mr. Schlanger served as our chief executive officer from January 2017 to December 2021. Mr. Anevski has served as our chief executive officer since January 1, 2022.
(2)The fair values of RSUs, PSUs, and stock options included in the CAP to our PEO and the Average CAP to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year RSU grants) are based on our updated stock price at the respective measurement dates and updated performance target projections (for PSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.
(3)Compensation actually paid to our PEO represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

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	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table Total	7,220,612	1,361,112	1,093,512	68,580,072	862,462
Less, value of Stock Awards and Option Awards in Summary Compensation Table	(5,599,975)	—	—	(67,568,600)	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	6,388,355	—	—	39,410,940	—
Plus/Less, year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	809,756	(14,121,283)	4,879,355	(3,368,117)	5,284,970
Plus/Less, change in fair value from the end of the prior fiscal year to the vesting date of equity awards granted in prior years that vested in the year	1,520,110	(3,278,208)	1,295,263	(5,750,031)	6,555,805
Compensation Actually Paid to PEO	10,338,859	(16,038,379)	7,268,130	31,304,264	12,703,237
(4)For 2025, the non-PEO NEOs include Mr. Livingston, Ms. Swartz, Ms. Cummings, and Mr. Clapp. For 2024, 2023, and 2022, the non-PEO NEOs include Mr. Livingston, Mr. Schlanger, Ms. Swartz, and Mr. Sturmer. For 2021, the non-PEO NEOs include Mr. Anevski, Mr. Livingston, Ms. Bealer, and Ms. Greenbaum.
(5)Average compensation actually paid to our non-PEO NEOs represents the average “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Average Summary Compensation Table Total	2,148,329	6,515,975	986,131	9,301,761	5,449,136
Less, average value of Stock Awards and Option Awards in Summary Compensation Table	(1,409,987)	(5,872,570)	(324,669)	(8,766,978)	(4,777,735)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	1,628,130	3,205,690	328,179	5,604,053	3,820,260
Plus/Less, average year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	199,427	(2,751,154)	938,008	(3,796,209)	1,617,046
Plus, average fair value of equity awards granted and vested in the year	—	—	—	—	—
Plus/Less, change in fair value from the end of the prior fiscal year to the vesting date of equity awards granted in prior years that vested in the year	150,165	(2,051,378)	501,605	(3,050,876)	1,950,757
Less, average fair value of equity awards granted in prior years that failed to meet vesting conditions in the year	—	—	—	—	(1,178,937)
Average Compensation Actually Paid to non-PEO NEOs	2,716,064	(953,437)	2,429,254	(708,249)	6,880,527
(6)The peer group used for this purpose is Standard & Poor’s 500 Health Care Index, which is one of the peer groups reported in our Annual Report pursuant to Item 201(e) of Regulation S-K.
(7)The total shareholder return and peer group total shareholder return are five-year cumulative returns assuming an initial fixed investment of $100 and that all dividends, if any, were reinvested.
(8)Adjusted EBITDA is a non-GAAP financial metric. We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; interest and other income, net; and provision for income taxes. The Company selected Adjusted EBITDA as the Company-Selected Measure because it is an important financial measure that helps link CAP to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. Specifically, Adjusted EBITDA is used as a performance metric in both our annual bonus program and our long-term equity incentive program for our PSUs, which are eligible to be earned based on achievement of specific Adjusted EBITDA targets.
Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with (i) our five-year cumulative TSR, (ii) our five-year Peer Group TSR, (iii) our net income, and (iv) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.

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CAP Versus TSR Performance
Compensation Actually Paid (millions)
$40
$30
$20
$10
$0
$(10)
$(20)
Value of Initial Fixed $100 Investment
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
2024
2025
PEO CAP
Non-PEO NEOs CAP
Progyny TSR
Peer Group TSR

CAP Versus Net Income
Compensation Actually Paid (millions)
$40
$30
$20
$10
$0
$(10)
$(20)
Net Income (millions)
$70
$60
$50
$40
$30
$20
$10
$0
2021
2022
2023
2024
2025
PEO CAP
Non-PEO NEOs CAP
Net Income

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CAP Versus Adjusted EBITDA
$40
$20
$0
$(20)
Compensation Actually Paid (millions)
$250
$200
$150
$100
$50
$0
Adjusted EBITDA (millions)
2021
2022
2023
2024
2025
PEO CAP
Non-PEO NEOs CAP
Adjusted EBITDA

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025:
a.Revenue
b.Adjusted EBITDA
c.Net bookings
In the Compensation Discussion and Analysis, we describe how our compensation programs are effective at incentivizing and retaining our executives and closely aligning the interests of our senior management team with those of our stockholders.

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Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is provided for equity compensation plans approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plans approved by security holders	22,763,930(1)	$33.63	11,120,407(2)
Equity compensation plans not approved by security holders	—	—	—
Total	22,763,930	$33.63	11,120,407
______________________
(1)This amount includes the following:
(a)18,984,966 shares to be issued upon the exercise of outstanding stock options, of which 4,744 were granted from the Progyny, Inc. 2008 Stock Plan with a weighted-average exercise price of $1.45, 3,647,546 were granted from the 2017 Plan with a weighted-average exercise price of $3.52, and 15,332,676 were granted from the 2019 Plan with a weighted-average exercise price of $40.80.
(b) 3,778,964 shares underlying RSUs that were granted under the 2019 Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation.
(2)Includes 5,217,804 shares available for issuance under the 2019 Plan as of December 31, 2025. In October 2019, the Company’s board of directors and stockholders adopted and approved the 2019 Plan as the successor to the 2017 Plan. Under the 2019 Plan, an annual increase to the number of shares issuable is automatically added on January 1 of each year for a period of ten years commencing on January 1, 2020 and ending on (and including) January 1, 2029 in an amount equal to (a) 4% the total number of shares of common stock outstanding on December 31 of the preceding year or (b) such lesser number of shares as determined by the board of directors.
Also includes 5,902,603 shares available for issuance under the ESPP as of December 31, 2025 (of which 33,951 shares were issued with respect to the purchase period in effect as of December 31, 2025, which purchase period ended on January 31, 2026). Under the ESPP, an annual increase to the number of shares issuable is automatically added on January 1 of each year from January 1, 2021 through January 1, 2029 by the lesser of (a) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year and (b) 2,500,000 shares; provided that prior to the date of any such increase, our board of directors may determine that such increase will be less than the amounts set forth in clauses (a) and (b).

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DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each non-employee director is eligible to receive cash compensation as well as equity awards for their service on the board and committees thereof.
Under our non-employee director compensation policy in effect for 2025 (the “2025 Director Compensation Policy”), each of our non-employee directors was paid cash compensation as set forth in the table below. Amounts for service as the chair of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors.

Position	Annual Retainer ($)
Board of Directors	40,000
Board of Directors Independent Chair or Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
In addition to cash compensation, under the 2025 Director Compensation Policy, each of our non-employee directors was awarded an initial option grant in the amounts set forth below upon their election or appointment to our board of directors. Amounts for service as the chair of the board of directors or a committee thereof were in addition to the amount for service as a member of our board of directors. Twenty-five percent (25%) of the shares underlying the initial option grant vest on the first anniversary of the date of the director’s initial election or appointment, with the remaining shares vesting in equal quarterly installments thereafter until the fourth anniversary of the date of the director’s initial election or appointment, subject to the director’s continued service on each vesting date.

Position	Initial Grant (#)
Board of Directors	44,000
Board of Directors Independent Chair or Lead Independent Director	8,800
Audit Committee Chair	6,600
Compensation Committee Chair	4,400
Nominating and Corporate Governance Committee Chair	2,200
Under the 2025 Director Compensation Policy, directors were also eligible to receive annual equity awards consisting of stock options and RSUs. In November 2021, the non-employee director compensation policy was amended so that (i) commencing with the Company’s 2023 annual stockholders meeting, annual equity grants were awarded at each annual stockholders meeting instead of October of each fiscal year and (ii) such annual grants were reflected as dollar values rather than a fixed number of shares. The aggregate grant date values of the annual equity awards are set forth below. In each case, the annual equity awards vest on the first anniversary of the grant date, subject to the director’s continued service on the vesting date.

Position	Annual Grant (Options) ($)	Annual Grant (RSUs) ($)
Board of Directors	338,587	139,750
Board of Directors Independent Chair or Lead Independent Director	54,174	55,900
Audit Committee Chair	40,631	27,950
Compensation Committee Chair	27,101	27,950
Nominating and Corporate Governance Committee Chair	13,544	27,950
Limit on Non-Employee Director Compensation
Pursuant to the Company’s stockholder-approved equity compensation plan, the sum of the aggregate fair market value of all equity-based grants and cash fees paid to a single non-employee director for service as a non-employee director will not exceed (i) $750,000 in total value or (ii) in the event a non-employee director is first appointed or elected to the board of directors during such calendar year, $1,000,000 in total value. This limit applies in addition to the individual limits included in our 2025 Director Compensation Policy.

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The following table sets forth information about the compensation earned by our non-employee directors for their service as a non-employee director for the year ended December 31, 2025.
2025 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Elizabeth Bierbower	24,200	—	517,940	542,140
Fred Cohen, M.D., D.Phil.(3)	19,600	—	—	19,600
Lloyd Dean	44,500	167,663	378,025	590,188
Kevin Gordon	52,100	167,663	456,905	676,668
Roger Holstein	46,000	167,663	417,476	631,139
Debra Morris	38,400(4)	—	509,561	547,961
Jeff Park	73,200(5)	195,614	392,757	661,570
Norman Payson, M.D.	42,900	139,733	338,585	521,218
Cheryl Scott	40,000	139,733	338,585	518,318
______________________
(1)Mr. Anevski and Mr. Schlanger are not included in this table because each executive is an employee of the Company and receives no additional compensation for their service as a director. The compensation paid to Mr. Anevski as an employee of the Company is set forth in the Summary Compensation Table above.
(2)Amounts reported represent the aggregate grant date fair value of stock options and RSUs granted to our directors in 2025 (fractional shares are not issued to non-employee directors). These shares are calculated in accordance with ASC Topic 718, with stock options valued using Black-Scholes, excluding the estimated effect of forfeitures. The underlying assumptions for these calculations can be found in Note 11 of our audited consolidated financial statements included in the Annual Report. These reported values do not necessarily reflect the actual economic value directors may realize from these awards.
(3)Dr. Cohen did not stand for reelection at the Company’s 2025 annual meeting of stockholders. Accordingly, his term expired at the end of the 2025 annual meeting of stockholders. In accordance with the terms of the applicable award agreements and the 2019 Plan, Dr. Cohen forfeited his unvested stock options and unvested RSUs following the expiration of his term.
(4)Pursuant to the non-employee director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Ms. Morris chose to have a 100% of her retainer for the period from May 22, 2025 to May 21, 2026 paid in this manner. As such, the total fees earned for services performed in 2025 includes 2,204 shares issuable upon the exercise of stock options that were granted on May 22, 2025 with an exercise price of $20.89 and fully vest on May 22, 2026. In addition, on May 22, 2025, Ms. Morris received 1,387 shares issuable upon the exercise of stock options as prepayment of fees to be earned. The terms of this award are the same as the May 22, 2025 award described above.
(5)Pursuant to the non-employee director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Mr. Park chose to have a 100% of his retainer for the period from May 22, 2025 to May 21, 2026 paid in this manner. As such, the total fees earned for services performed in 2025 includes 3,581 shares issuable upon the exercise of stock options that were granted on May 22, 2025 with an exercise price of $20.89 and fully vest on May 22, 2026. In addition, on May 22, 2025, Mr. Park received 2,254 shares issuable upon the exercise of stock options as prepayment of fees to be earned. The terms of this award are the same as the May 22, 2025 award described above.

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The table below shows the aggregate number of stock option awards (exercisable and unexercisable) and RSUs held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025.

Name	Stock Options Outstanding at Fiscal Year End (Exercisable)	Stock Options Outstanding at Fiscal Year End (Unexercisable)	RSUs Outstanding at Fiscal Year End(1)
Elizabeth Bierbower	—	44,000	—
Lloyd Dean	78,543	42,067	8,026
Kevin Gordon	138,360	40,649	8,026
Roger Holstein	115,367	37,234	8,026
Debra Morris	—	47,591	—
Jeff Park	165,061	41,100	9,364
Norman Payson, M.D.	150,934	30,401	6,689
Cheryl Scott	138,360	30,401	6,689
______________________
(1)All RSUs were unvested as of December 31, 2025 and will fully vest on May 22, 2026, subject to continued service.

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PROPOSAL 4

APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS

Background

The Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) currently includes the following supermajority vote requirements:

•Article V(B)(3)(b) of the Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock to remove directors with cause;
•Article V(C) of the Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock to amend the Company’s second amended and restated bylaws (the “Bylaws”); and
•Article VIII(B) of the Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock to amend provisions relating to the management of business, the board of directors, amendments to the Bylaws and Certificate of Incorporation, written ballots, action by shareholders, advance notice, exculpation and indemnification, and exclusive forum.

Rationale and Proposed Amendment

After a review of evolving corporate governance practices, our board of directors has approved and declared that it is advisable and in the best interests of the Company and its stockholders to amend Articles V(B)(3)(b), V(C) and VIII(B) of the Certificate of Incorporation to provide that the stockholder vote required to take any of the above actions will be the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock (the “Supermajority Amendments”).

The Company encourages stockholders to review the full text of the Supermajority Amendments in Appendix A to this proxy statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Certificate of Incorporation and the Supermajority Amendments set forth herein is qualified in its entirety by reference to the full text of Appendix A.

If the Supermajority Amendments are approved by our stockholders, immediately following such vote, we will make the appropriate filing with the Secretary of State of the State of Delaware so that the Supermajority Amendments will be in effect immediately upon such filing. In addition, the board has approved amendments to Article IV, Section 21 and Article XIII, Section 47 of the Bylaws to eliminate the supermajority vote requirement to remove directors with cause and to amend the Bylaws, respectively. The effectiveness of the amendments to Article IV, Section 21 and Article XIII, Section 47 of the Bylaws is contingent upon the effectiveness of the Supermajority Amendments contemplated by this Proposal 4. The board of directors retains the discretion to abandon the Supermajority Amendments and not implement them at any time before they become effective.

Stockholders are also asked to consider Proposal 5, which relates to amendments to the Certificate of Incorporation to eliminate the default supermajority voting standard concerning certain business combinations. Proposals 4 and 5 are independent of each other. If Proposals 4 and 5 are each approved by stockholders, then the Company intends to file a certificate of amendment to its Certificate of Incorporation that implements all of the amendments contemplated by Appendix A and B attached hereto. If only one of these proposals is approved by stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

Our Board of Directors Unanimously Recommends a Vote FOR the Amendment to the Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements.

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PROPOSAL 5

APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE DEFAULT SUPERMAJORITY VOTING REQUIREMENT CONCERNING CERTAIN BUSINESS COMBINATIONS

Background

Because our Certificate of Incorporation is silent with respect to certain business combinations, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 requires a supermajority stockholder vote for certain business combinations between the Company and an “interested stockholder,” which is defined to include a person who acquires ownership of 15% or more of the Company’s voting stock, unless the board of directors approves either the business combination or the person’s 15% or more stock acquisition before the person becomes an interested stockholder. Under Section 203 of the DGCL, the business combination must be approved by the holders of at least two-thirds of the voting stock of the Company that is not owned by the interested stockholder (the “DGCL Supermajority Threshold”).

Rationale and Proposed Amendment

After a review of evolving corporate governance practices, our board of directors has approved and declared that it is advisable and in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to change the voting standard that applies to certain business combinations with interested stockholders from the DGCL Supermajority Threshold to a majority of the outstanding voting stock of the Company that is not owned by the interested stockholder (the “Business Combination Amendment”).

If the Business Combination Amendment is approved, provisions that are substantially similar to Section 203 will be added in a new Article IX to the Certificate of Incorporation, except that the DGCL Supermajority Threshold will be replaced by a provision requiring approval by a majority of the outstanding stock of the Company that is not owned by the interested stockholder entitled to vote on the matter.

The Company encourages stockholders to review the full text of the Business Combination Amendment in Appendix B to this proxy statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Certificate of Incorporation and the Business Combination Amendment set forth herein is qualified in its entirety by reference to the full text of Appendix B.

If the Business Combination Amendment is approved by stockholders, immediately following such vote, we will make the appropriate filing with the Secretary of State of the State of Delaware so that the Business Combination Amendment will be in effect immediately upon such filing. The board retains the discretion to abandon the Business Combination Amendment and not implement it at any time before it becomes effective.

Stockholders are also asked to consider Proposal 4, which relates to amendments to the Certificate of Incorporation to eliminate certain supermajority voting requirements. Proposals 4 and 5 are independent of each other. If Proposals 4 and 5 are each approved by stockholders, then the Company intends to file a certificate of amendment to its Certificate of Incorporation that implements all of the amendments contemplated by Appendix A and B attached hereto. If only one of these proposals is approved by stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

Our Board of Directors Unanimously Recommends a Vote FOR the Amendment to the Certificate of Incorporation to Eliminate the Default Supermajority Voting Requirement Concerning Certain Business Combinations.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information about the ownership of our common stock as of March 16, 2026 by:
•Each person or entity known by us to be beneficial owners of more than five percent (5%) of our common stock;
•Each of our directors;
•Each of our named executive officers; and
•All of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of such person, shares of common stock subject to stock options held by such person that are currently exercisable or will become exercisable within 60 days of March 16, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise noted, the address of all listed stockholders is c/o Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless otherwise noted, subject to community property laws where applicable.

Beneficial Owner	Beneficial Ownership(1)
	Common Stock
	Number of Shares	Percent of Total
Greater than 5% Stockholders
BlackRock, Inc.(2)	11,153,242	14.0%
The Vanguard Group(3)	9,870,634	12.5%
FMR LLC(4)	6,569,099	8.3%
Thrivent Financial for Lutherans(5)	5,350,869	6.8%
KPCB XIII(6)	5,074,615	6.4%
Directors and Named Executive Officers
Peter Anevski(7)	3,551,673	4.5%
Elizabeth Bierbower	—	—
Geoffrey Clapp(8)	22,378	*
Melissa Cummings(9)	32,474	*
Lloyd Dean(10)	92,994	*
Kevin Gordon(11)	150,861	*
Roger Holstein(12)	129,278	*
Mark Livingston(13)	557,142	*
Debra Morris(14)	13,750	—
Jeff Park(15)	187,754	*
Norman Payson, M.D.(16)	604,790	*
David Schlanger(17)	2,315,507	2.9%
Cheryl Scott(18)	145,783	*
Allison Swartz(19)	201,516	*
All executive officers and directors as a group (14 persons)(20)	8,005,900	9.9%
______________________
*Represents beneficial ownership of less than 1%.
(1)This table is based on information provided by our executive officers, directors, and principal stockholders and Schedules 13D and 13G (and amendments thereto) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 79,248,035 shares outstanding on March 16, 2026.
(2)Based solely on a Schedule 13G/A filed with the SEC on April 28, 2025 indicating that BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 11,069,383 shares and sole dispositive power with respect to 11,153,242 shares. The principal address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based solely on a Schedule 13G/A filed with the SEC on July 29, 2025 indicating that The Vanguard Group (“Vanguard”) has shared voting power with respect to 83,006 shares, sole dispositive power with respect to 9,698,940 shares, and shared dispositive power with respect to 171,694 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based solely on a Schedule 13G/A filed with the SEC on November 5, 2025 indicating that FMR LLC (“FMR”) has sole voting power with respect to 6,566,474.09 shares and FMR and Abigail P. Johnson have sole dispositive power with respect to 6,569,099.44 shares. The principal business address of each of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(5)Based solely on a Schedule 13G filed with the SEC on April 29, 2025 indicating that Thrivent Financial for Lutherans (“Thrivent”) has sole voting power with respect to 69,575 shares, shared voting power with respect to 5,281,294 shares, sole dispositive power with respect to 69,575 shares, and shared dispositive power with respect to 5,281,294 shares. The principal business address of Thrivent is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402.
(6)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2024. Kleiner Perkins Caufield & Byers XIII, LLC (“KPCB XIII”) has sole voting power and sole dispositive power with respect to 5,074,615 shares. The managing member of KPCB XIII, KPCB XIII Associates, LLC, may be deemed to have sole voting and sole dispositive power with respect to these shares. The principal business address of KPCB XIII is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, CA 94025.
(7)Consists of (a) 2,929,203 shares issuable upon the exercise of stock options within 60 days of March 16, 2026, (b) 572,469 shares held by Mr. Anevski, and (c) 1 share held by the PECO ANEVSKI 2020 SD LLC.
(8)Consists of (a) 12,909 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 9,469 RSUs vesting within 60 days of March 16, 2026.
(9)Consists of (a) 18,724 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 13,750 RSUs vesting within 60 days of March 16, 2026.
(10)Consists of (a) 81,293 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 11,701 shares held by Mr. Dean.
(11)Consists of (a) 138,360 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 12,501 shares held by the Kevin Gordon Revocable Declaration of Trust U/A/D 9/3/2013, of which Mr. Gordon serves as trustee.
(12)Consists of (a) 115,367 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 13,911 shares held by Mr. Holstein.
(13)Consists of (a) 548,867 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 8,275 shares held by Mr. Livingston.
(14)Consists of 13,750 shares issuable upon the exercise of stock options within 60 days of March 16, 2026.
(15)Consists of (a) 165,061 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 22,693 shares held by Mr. Park.
(16)Consists of (a) 150,934 shares issuable upon the exercise of stock options within 60 days of March 16, 2026, (b) 331,363 shares held by Norman C. Payson and Melinda B. Payson, Trustees of The Norman C. and Melinda B. Payson Revocable Trust, and (c) 122,493 shares held by EVO Eagle, LLC. Dr. Payson shares voting and dispositive power over the shares held by EVO Eagle, LLC.
(17)Consists of (a) 2,077,045 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 238,462 shares held by Mr. Schlanger.
(18)Consists of (a) 138,360 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 7,423 shares held by Ms. Scott.
(19)Consists of (a) 174,959 shares issuable upon the exercise of stock options within 60 days of March 16, 2026 and (b) 26,557 shares held by Ms. Swartz.
(20)Consists of (a) 1,367,849 shares, (b) 6,564,832 shares issuable upon the exercise of stock options within 60 days of March 16, 2026, and (c) 23,219 RSUs vesting within 60 days of March 16, 2026.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than ten percent (10%) of our common stock to file reports of their ownership and changes in their ownership of our common stock with the SEC. To the best of our knowledge, based solely on a review of copies of such reports, and any amendments thereto, filed with the SEC and written representations by our executive officers and directors, all required Section 16 reports were filed on a timely basis for the year ended December 31, 2025, except that Mr. Clapp filed one late Form 3 on May 2, 2025, Ms. Cummings filed one late Form 3 and one late Form 4 on May 2, 2025, and Ms. Scott filed one late Form 4 on May 28, 2025.

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TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since January 1, 2025 in which we have been a participant and the amount involved exceeded or will exceed $120,000 and any of our directors, executive officers, or holders of more than five percent (5%) of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Consulting Agreement
On December 17, 2025, we entered into a consulting agreement (the “Consulting Agreement”) with Michael Sturmer, our former president, effective as of January 1, 2026, in order to ensure the continuity of certain projects and other strategic initiatives following his departure from the Company on December 31, 2025. Pursuant to the Consulting Agreement, Mr. Sturmer will serve as a non-employee consultant to the Company and will be entitled to receive an annual consulting fee of $250,000 (the “Consulting Fee”). The initial term of the Consulting Agreement commenced on January 1, 2026 and will end on December 31, 2026 and thereafter shall automatically renew for additional one-year terms, unless terminated in accordance with the Consulting Agreement. In addition to the Consulting Fee, if Mr. Sturmer continues to provide consulting services through June 30, 2026, then his outstanding and vested options will remain exercisable beyond their existing expiration date for a period proportional to the period of consulting services provided by Mr. Sturmer under the Consulting Agreement. The foregoing description of the Consulting Agreement is qualified in its entirety by the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.22 to the Annual Report.
Related Person Transactions Policy
We have adopted a written policy that our executive officers, directors, director nominees, beneficial owners of more than five percent (5%) of our capital stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior approval or, if not a related person transaction when originally consummated or not initially identified as a related person transaction prior to consummation, the ratification of our board of directors, our audit committee, or by such other committee of the board of directors as shall be appropriate. Any request for us to enter into a transaction with an executive officer, director, director nominee, beneficial owner of more than five percent (5%) of our capital stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest must be presented to our board of directors or our audit committee for review, consideration, and approval. In approving or rejecting any such transaction, our board of directors or our audit committee considers the material facts of the transaction, including, without limitation, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
With respect to any transactions above that were entered into prior to the adoption of the related person transactions policy, such transactions were approved by our board of directors considering similar factors to those described in the preceding paragraph.

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HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks, and other agents) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies with respect to printing and mailing costs, and a reduction in the environmental impact of annual meetings.
This year, we and a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from the affected stockholders. A proxy card or voting instruction form will be delivered for each of the stockholders sharing an address. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of the proxy materials and would like to request “householding,” please notify your broker or us. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Please deliver your written request to us via mail to Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel, via email at investors@progyny.com, or call us at (212) 888-3124.

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OTHER MATTERS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Allison Swartz
Executive Vice President, General Counsel and Secretary

April 10, 2026
We have filed our Annual Report with the SEC. It is available free of charge on the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report at investors@progyny.com. A copy of our Annual Report is also available without charge upon written request to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel or via email at investors@progyny.com.

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APPENDIX A

Certificate of Incorporation

Article V(B)(3)(b)

Subject to any limitation imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least ~~two thirds~~ a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

Article V(C)

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least ~~two thirds~~ a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Article VIII(B)

Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock that may be designated from time to time, the affirmative vote of the holders of at least ~~two thirds~~ a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

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APPENDIX B

Certificate of Incorporation

Article IX

A. Election Not to Be Governed by Section 203. The Company hereby expressly elects not to be subject to Section 203 of the DGCL.

B. Business Combinations.

1. Notwithstanding any other provision in this Amended and Restated Certificate of Incorporation to the contrary, the Company shall not engage in any Business Combination (as defined hereinafter) with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

a. prior to such time the Board approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

b. upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock (as defined hereinafter) of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such stockholder) those shares owned (a) by Persons (as defined hereinafter) who are directors and also officers of the Company and (b) employee stock plans of the Company in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

c. at or subsequent to such time the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least a majority of the outstanding Voting Stock which is not owned by such stockholder.

2. The restrictions contained in this Section (B) shall not apply if:

a. a stockholder becomes an Interested Stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (b) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

b. the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (a) constitutes one of the transactions described in the second sentence of this paragraph; (b) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board; and (c) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to fifty percent (50%) or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Company; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Company. The Company shall give not less than twenty (20) days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of this paragraph.

3. As used in this Section (B) only, and unless otherwise provided by the express terms of this Section (B), the following terms shall have the meanings ascribed to them as set forth in this paragraph (3):

a. “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

b. “Associate”, when used to indicate a relationship with any Person, means: (a) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (b) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

c. “Business Combination” means: (a) any merger, consolidation, statutory conversion or domestication of the Company (other than a merger effected pursuant to Section 253 or Section 267 of the DGCL) or any direct or indirect majority-owned subsidiary of the Company with (aa) the Interested Stockholder, or (bb) with any Person if the merger, consolidation, statutory conversion or domestication is caused by the Interested Stockholder and as a result of such act or transaction paragraph (1) of this

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Section (B) is not applicable to the surviving entity; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Company, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Company; (c) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any Stock of the Company or of such subsidiary to the Interested Stockholder, except: (aa) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (bb) pursuant to a merger under Section 251(g), 253 or 267 of the DGCL; (cc) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Company subsequent to the time the Interested Stockholder became such; (dd) pursuant to an exchange offer by the Company to purchase Stock made on the same terms to all holders of such Stock; or (ee) any issuance or transfer of Stock by the Company; provided however, that in no case under items (cc) through (ee) of this subparagraph shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Company or of the Voting Stock of the Company (except as a result of immaterial changes due to fractional share adjustments); (d) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Company or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or (e) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the immediately preceding subparagraphs (a) through (d)) provided by or through the Company or any direct or indirect majority-owned subsidiary of the Company;

d. “Control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other equity interests, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Section (B), as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

e. “Interested Stockholder” means any Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (a) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Company, or (b) is an Affiliate or Associate of the Company and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Section (B) to the contrary, the term “Interested Stockholder” shall not include any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Company, provided that, for purposes of this sentence, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Company, except as a result of further action by the Company not caused, directly or indirectly, by such Person;

f. “Owner”, including the terms “own” and “owned”, when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or Associates beneficially owns such Stock, directly or indirectly; or has (a) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (b) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (b) of this paragraph), or disposing of such Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock; provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Company deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

g. “Person” means any individual, corporation, partnership, unincorporated association or other entity;

h. “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest; and
i. “Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of or voting power conferred by such Voting Stock.

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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000001

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/PGNY or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1.

1. Election of Directors:

Nominee	For	Withhold
01 - Lloyd Dean	☐	☐
02 - Kevin Gordon	☐	☐
03 - Cheryl Scott	☐	☐

B The Board of Directors recommends a vote FOR Proposal 2.

C The Board of Directors recommends a vote FOR Proposal 3.

D The Board of Directors recommends a vote FOR Proposal 4.

E The Board of Directors recommends a vote FOR Proposal 5.

F Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 8 5 5 5 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

049PLB

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2026 Annual Meeting of Progyny, Inc. Stockholders

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders.
The 2025 Annual Report and Proxy Statement are available at: www.edocumentview.com/PGNY

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PGNY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Progyny, Inc.

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — May 21, 2026

David Schlanger and Peter Anevski, or either of them, as proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side of this proxy card with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Progyny, Inc. to be held on May 21, 2026 or at any continuation, adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

(Items to be voted appear on reverse side)

G Non-Voting Items

Change of Address — Please print new address below.

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